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                   Commercial Federal
          401(k) Plan for Acquired Companies
            Effective Date: January 1, 1991

                   COMMERCIAL FEDERAL
          401(k) PLAN FOR ACQUIRED COMPANIES



                  Table of Contents



ARTICLE I. PURPOSE

1.1           Exclusive Benefit
1.2           No Rights of Employment Granted


ARTICLE II.  DEFINITIONS

2.1           Accrued Benefit
2.1           Actual Deferral Percentage
2.2           Administrative Committee
2.3           Affiliated Employer
2.4           Average Actual Deferral Percentage
2.4A          Average Contribution Percentage
2.5           Beneficiary
2.6           Cash-Out
2.7           Compensation
2.7A          Contribution Percentage
2.7B          Effective Date
2.8           Elective Deferrals
2.9           Eligible Employee
2.10          Employee
2.11          Employer
2.12          Employer Account
2.12A         Employer Matching Account
2.12B         Entry Date
2.13          ERISA
2.13A         Excess Aggregate Contributions
2.14          Excess Contributions
2.15          Excess Deferral Amount
2.16          Family Member
2.16A         Five-Percent
2.17          Forfeiture
2.18          Highly Compensated Employee
2.19          Hour of Service
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2.20          IRC
2.21          Leave of Absence
2.21A         Net Profits
2.22          Nonhighly Compensated Employee
2.23          Normal Retirement Age
2.24          One Year Break in Service
2.25          Participant
2.26          Participant Deferral Account
2.27          Plan
2.28          Plan Administrator
2.29          Plan Year
2.30          Retirement
2.30A         Rollover Contribution
2.30B         Social Security Retirement Age
2.31          Termination Date
2.32          Total and Permanent Disability
2.33          Total Service for Vesting
2.34          Trust
2.35          Trust Fund
2.36          Year of Service for Accrual of Benefits
2.37          Year of Service of Vesting


ARTICLE III.  ELIGIBILITY TO PARTICIPATE

3.1           Initial Entry
3.2           Resumption of Participation


ARTICLE IV.  CONTRIBUTIONS TO THE TRUST

4.1           Amount of Contributions to Participants
4.1A          Matching Contributions
4.2           Employer Contributions to Participants
4.2A          Annual Limitations on Participant Deferral
              Contributions
4.2B          Average Actual Deferral Percentage Limitation
4.2C          Average Contribution Percentage Limitation
4.2D          Multiple Use of Alternative Limitation
4.3           Permissible Types of Employer Contributions
4.4           Loans to Participants
4.5           Rollover Contributions

ARTICLE V. ADMINISTRATION OF ACCOUNTS

5.1           Investments
5.2           Invest in Single Fund and Reasonable Rules
5.3           Valuation of Assets and Allocation of Changes
5.4           Limitation on Allocations to Each Participant
5.5           Designation of Beneficiary

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ARTICLE VI.  VESTING

6.1          Participant Deferral Account 100 Percent Vested
6.2          Employer Account Vesting on Death, Retirement, or
             Total Permanent Disability
6.3          Employer Account Vesting on Termination


ARTICLE VII. DISTRIBUTION OF BENEFITS

7.1          Method of Distribution of Benefits
7.1A         Hardship Distribution
7.2          Cash-out Distribution of Account
7.3          Time of Distribution
7.4          Segregation if Installment Distribution
7.5          Non-segregation if Installment Distribution
7.6          Distribution After Death of Participant
7.7          Distribution After Death of Beneficiary
7.8          Rollover from Plan
7.8A         Rollover from Plan After January 1, 1993
7.9          Suspense Account for Terminated Participants
7.10         Unable to Locate Participant or Beneficiary
7.11         Repayment of Cash-Out
7.12         Qualified Domestic Relations Order
7.13         Distributions Attributable to Elective Deferrals


VIII.  DUTIES AND AUTHORITY OF TRUSTEE

8.1          Receive Payments
8.2          Evaluate Assets
8.3          Segregation of Accounts
8.4          Tax Returns and Reports
8.5          Powers
8.6          Expenses
8.7          Litigation
8.8          Written Instructions
8.9          Appointment of Investment Manager
8.10         Removal and Resignation of the Trustee
8.11         Directed Investment Account

IX. DUTIES AND AUTHORITY OF ADMINISTRATIVE COMMITTEE

9.1          Appointment
9.2          No Discrimination
9.3          Majority Action
9.4          Powers
9.5          Filing Reports
9.6          Records and Information
9.7          Information to Participants
9.8          Compensation of Members
9.9          Review of Participant's Claims

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X. MODIFICATIONS FOR TOP HEAVY PLANS

10.1          Application of Article
10.2          Definitions
10.3          Accelerated Vesting
10.4          Minimum Contributions
10.5          Limitation on Compensation Taken into Account
              Under Plan
10.6          Modification of Defined Benefit and Defined
              Contribution Plan Fraction


XI. AMENDMENT AND TERMINATION
11.1          Rights to Suspend or Terminate Plan
11.2          Successor Corporation
11.3          Amendment
11.4          100% Vesting on Termination of Plan
11.5          Plan Merger or Consolidation


ARTICLE XII.  MISCELLANEOUS

12.1          Laws of Kansas to Apply
12.2          Participant Cannot Transfer or Assign Benefits
12.3          Right to Perform Alternative Acts
12.4          Reversion of Contributions Under Certain
                Circumstances
12.5          Plan Administrator Agent for Service of Process
12.6          Filing Tax Returns and Reports
12.7          Indemnification
12.8          Number and Gender

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                   COMMERCIAL FEDERAL
           401(k) PLAN FOR ACQUIRED COMPANIES


         This Railroad Savings Bank, F.S.B. 401(k) Savings and Profit Sharing Plan is made by and between Railroad Savings Bank, F. S.B., a corporation chartered under the laws of the United States of America and having its principal place of business at 110 South Main Street, Suite 900 Wichita, Kansas 67201-2933, herein called "Employer" and the Trustee Committee, herein called "Trustee".

         Whereas, Employer desires to establish and maintain a profit-sharing plan for the benefit of its Employees who shall qualify as Participants hereunder;

         Now Therefore Be It Resolved, that effective January 1,
1991, Employer hereby establishes the plan and creates this trust for the purpose of carrying out such plan and trust on the following terms:


                       ARTICLE I
                        PURPOSE
1.1      Exclusive Benefit

         This Plan has been executed for the exclusive benefit of the Participants hereunder and their Beneficiaries.
This Plan shall be interpreted in a manner consistent with this intent and with the intention of the Employer that this Plan satisfy Internal Revenue Code Sections 401 and 501. Under no circumstances shall the Trust Fund ever revert to or be used or enjoyed by the Employer, except as provided in Section 12.4

1.2      No Rights of Employment Granted

         The establishment of this Plan shall not be considered as giving any employee the right to be retained in the service of the Employer, nor shall such Plan be construed as a form of guarantee of future employment in any respect.



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                     ARTICLE II

                     DEFINITIONS

2.1      Accrued Benefit

         "Accrued Benefit" is the amount credited to the Employer Account and, if applicable, the Participant Deferral
Account.

2.1A     Actual Deferral Percentage

         "Actual Deferral Percentage" is the ratio, expressed as a percentage, of deferral contributions on behalf of an Eligible Employee for the Plan Year to the Eligible Employee's Compensation for the Plan Year. The Actual Deferral Percentage of each Eligible Employee shall be rounded to the nearest 100th of 1% of such Employee's Compensation. The Actual Deferral Percentage of an Eligible Employee who makes no deferral contributions is zero.

2.2      Administrative Committee

         The "Administrative Committee"shall refer to the Administrative Committee, as defined in Section 9.1.

2.3      Affiliated Employer

         "Affiliated Employer" shall mean the Employer and any corporation which is a member of a controlled group of corporations (as defined in IRC Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in IRC
Section 414 (c) ) with the Employer; and organization (whether of not incorporated) which is a member of an affiliated service group (as defined in IRC Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under IRC Section 414 (o) .

2.4      Average Actual Deferral Percentage

         "Average Actual Deferral Percentage" shall mean the average, expressed as a percentage, of the Actual Deferral Percentages of the Eligible Employees. The Average Actual Deferral Percentage of the Eligible Employees shall be rounded to the nearest 100th of 1%.

2.4A     Average Contribution Percentage

         "Average Contribution Percentage" shall mean the average, expressed as percentage, of the Contribution
Percentages of the Eligible Employees.  The Average Contribution
Percentage of the Eligible Employees shall be rounded to the nearest 100th of 1%.

2.5      Beneficiary

         A "Beneficiary" is any person, estate or trust who by operation of law, or under the terms of the Plan, or otherwise, is entitled to receive any Accrued Benefit of a Participant under the Plan. A "designated Beneficiary" is any individual designated or determined in accordance with Section 5.5, except that it shall not include any person who becomes a beneficiary by virtue of the laws of inheritance or intestate succession.

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2.6      Cash-Out

         A "Cash-Out" may be involuntary or voluntary.

         An involuntary Cash-Out is a distribution of Accrued Benefit to a former Participant which meets the following requirements: (i) the former Participant's entire non-forfeitable Accrued Benefit is distributed to the Former Participant, (ii) the present value of the non-forfeitable Accrued Benefit of the Participant does not exceed $5,000, and
(iii) the distribution is made on account of the Employee's termination of participation in the Plan and no later than the end of the Plan Year following such termination. In determining the Accrued Benefit of a Participant under this paragraph, the Plan shall use an interest rate not greater than the interest rate which would be used (as of the date of distribution) by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump-sum distribution on plan termination.

         A voluntary Cash-Out is a distribution of Accrued Benefits to a former Participant which meets the following requirements: (i) the former Participant has voluntarily elected to receive the distribution, and (ii) the distribution is made on account of the Employee's termination of participation in the Plan and no later than the end of the Plan Year following the Plan Year of such termination.

2.7      Compensation

         "Compensation" refers to all compensation paid during the Plan Year under consideration as W-2 income by the Employer to an Employee, during the time he was a Participant, excluding director's fees and including amounts deferred pursuant to IRC
Section 401(k) (2), or Section 403(b), or contributed to any welfare benefit plans maintained by the Employer through a reduction in the Employee's compensation which, pursuant to IRC Section 125, are not included in the gross income of the Employee for the taxable year in which such amounts are contributed. It excludes all contributions by the Employer to the Plan and to any other retirement or deferred compensation plan maintained by the Employer (except amounts deferred pursuant to IRC Section 401(k) (2) or Section 403 (b) or contributed pursuant to IRC Section 125) and excludes amounts in excess of $200,000 for the Plan Year or such other amount as may be prescribed by law. Notwithstanding the foregoing, Compensation for the purpose of determining permissible Elective Deferral amounts and Employer Contributions to Participants shall not include amounts paid as commissions in excess of $60,000 during such plan year. Amounts paid as bonuses to Participants shall not be subject to the $60,000 limitation applicable to commissions.

         In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the Compensation of each Employee taken into account under the Plan shall not exceed the Omnibus Budget Reconciliation Act of 1993, ("OBRA '93") annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a) (17)(B) of the IRC. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section
401(a)(17) of the IRC shall mean the OBRA '93 annual compensation limit set forth in this provision.

         If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.
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2.7A     Contribution Percentage

         "Contribution Percentage" is the ratio, expressed as a percentage, of after-tax contributions (if applicable) and Employer Matching Contributions on behalf of an Eligible Employee for the Plan Year to the Eligible Employee's Compensation for the Plan Year. The Contribution Percentage of each Eligible Employee shall be rounded to the nearest 100th of 1% of such Employee's Compensation.

2.7B     Effective Date

         "Effective Date" shall mean the first day of the first
Plan Year, that being January 1, 1991.

2.8      Elective Deferrals

         "Elective Deferrals" shall mean contributions made to the plan during the Plan Year by the Employer, at the election of the Participant, in lieu of cash compensation and shall include contributions made pursuant to a salary reduction agreement.

2.9      Eligible Employee

         "Eligible Employee" shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to have (i) deferral contributions allocated to the Employee's account for all or any portion of the Plan Year with respect to computing the Average Actual Deferral Percentage. An Employee who would be eligible to make deferral contributions but for a suspension due to a distribution, a loan, or an election not to participate in the Plan, will not fail to be an Eligible Employee for purposes of Paragraphs 4.2A, 4.2B, 4.2C, and 4.2D for a Plan Year merely because the Employee may not make a deferral contribution by reason of such suspension. Further, an Employee will not fail to be an Eligible Employee merely because the Employee may receive no additional annual additions pursuant to Section 5.4.

2.10     Employee

         An "Employee" is an individual who is employed by the Employer, including employees on Leave of Absence, but shall not include a leased employee within the meaning of IRC Section 414(n)(2). "Leased Employee" means any person (other than an Employee) who pursuant to an agreement between the Employer and any other person ("Leasing Organization") has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of the Employer. The control test does not apply to relationships that have been determined by the Internal Revenue Service, before August 20, 1996, to not involve Leased Employees. Contributions or benefits provided a Leased Employee by the Leasing Organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

2.11     Employer

         The "Employer" shall mean Railroad Savings Bank, F.S.B.

2.12     Employer Account

         The "Employer Account" is the separate account
maintained for each Participant to which all Employer
contributions shall be allocated and to which Forfeitures may be reallocated.
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2.12A    Employer Matching Account

         The "Employer Matching Account" is the separate account maintained for each Participant to which all Employer matching contributions shall be allocated and to which Forfeitures may be reallocated.

2.12B    Entry Date

         "Entry Date" shall mean the first of the month of January, April, July or October which shall be on, or after, completion of six (6) months of service.

2. 13    ERISA

         "ERISA" refers to the Employee Retirement Income
Security Act of 1974, as amended.

2.13A    Excess Aggregate Contributions

         "Excess Aggregate Contributions" shall mean the amount described in Subsection 4.2C(f).

2.14     Excess Contributions

         "Excess Contributions" shall mean the amount described in Section 4.2B(e).

2.15     Excess Deferral Amount

         "Excess Deferral Amount" shall mean the amount described in Section 4.2A(c).

2.16     Family Member

         A "Family Member" includes the spouse, lineal ascendants and descendants of the Employee or former employee and the spouses of such lineal ascendants and descendants.

2.16A     Five-Percent Owner

         A "Five-Percent Owner" shall mean any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer.

2.17     Forfeiture

         "Forfeiture" refers to the amount of non-vested Accrued
Benefits in a Participants's Employer Account forfeited pursuant to Section 7.2.

2.18     Highly Compensated Employee

         2.18.     Highly Compensated Employee

         A "Highly Compensated Employee" means an Employee who is (1) a Five-Percent Owner of the Employer at any time during the current or preceding Plan Year or (2) had Compensation for the preceding Plan Year in excess of $80,000 (as adjusted by the Commissioner of the Internal Revenue Service in the same manner as under Section 415(d)) of the Code, and was in the top 20% of the Employees ranked by Compensation for the preceding Plan Year.

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2.19     Hour of Service

         "Hour of Service" means:

         (a) each hour for which an Employee is directly or indirectly compensated or entitled to compensation from the Employer for the performance of duties during the applicable computation period;

         (b) each hour for which an Employee is directly or indirectly compensated or entitled to compensation from the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, disability, lay-off, military duty or leave of absence) during the applicable computation period; and

         (c) each hour for which back pay is awarded or agreed to by the Employer, without regard to mitigation of damages.

         Hours of Service will be credited for employment with other members of an affiliated service group (under IRC Section 414 (m)), a controlled group of corporations (under IRC Section 414(b)), or a group of trades or businesses under common control (under IRC Section 414(c)) of which the Employer is a member or any other entity required to be aggregated with the Employer pursuant to regulations under IRC Section 414(o).

         Hours of service will also be credited for any individual considered an Employee for purposes of this Plan under IRC Section 414(n).

         Notwithstanding subparagraph (b) above, no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period), and an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained by the Employer solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws. In addition, Hours of Service are not required to be credited hereunder for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. The provisions of sections 2530.200b-2(b) and (c) of the Department of Labor Regulations are incorporated herein by reference.

         For purposes of this Section 2.19, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly or indirectly through a trust, fund or insurer to which the Employer contributes or pays premiums.

2.2 0    IRC

         "IRC" refers to the Internal Revenue Code of 1986, as amended.

2.21     Leave of Absence

         A "Leave of Absence" shall refer to that period during which the Participant is absent without Compensation and for which the Administrative Committee, in its sole discretion has determined the Participant to be on a "Leave of Absence" instead of having terminated employment. (However, such discretion of the Administrative Committee shall be exercised in a nondiscriminatory manner.)

         In all events, a Leave of Absence by reason of service in the armed forces of the United States shall end no later than the time at which a Participant's re-employment rights as a member of the armed forces cease to be protected by law and a Leave of Absence for any other reason shall end after 12 months, except that if the Participant resumes

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employment with the Employer prior thereto, the Leave of Absence shall end on such date of resumption of employment. The date that the Leave of Absence ends shall be deemed the Termination Date if the Participant does not resume employment with the Employer. In determining a Year of Service for Accrual of Benefits, all such Leaves of Absence shall be considered to be periods when the Employee is a Participant. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

2.21A    Net Profits

         The "Net Profits" mean the Employer's net profits for the taxable year of the Employer (coinciding with or within which the Plan Year ends) as calculated at the end of the taxable year, in accordance with the Employer' s regular accounting practices, before state and federal income taxes and without reduction by reason of the Employer's contributions under the Plan, and any other plan maintained by the Employer and described in IRC Section 401(a) and Section 403(a).

         The "Net Profits" shall also mean the Employer' s accumulated net profits for all years prior to the taxable year of the Employer, described in the preceding paragraph of this Section. Such accumulated net profits shall be calculated in accordance with the Employer's regular accounting practices, before state and federal income taxes which would be refunded (as a result of contributions to the Plan), without reduction by reason of the Employer's contributions under the Plan and any other plan maintained by the Employer and described in IRC
Section 401(a) or Section 403(a).

2.22     Nonhighly Compensated Employee

         A "Nonhighly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

2.23     Normal Retirement Age

         The "Normal Retirement Age" shall be the time at which the Participant attains 65 years of age and five years after initial participation in the Plan.

2.24     One Year Break in Service

         A "One Year Break in Service" means a Plan Year in which the Participant has not completed more than 500 Hours of Service.

         However, in determining a One Year Break in Service for a Plan Year in which, or following which, a maternity or paternity absence (as defined below) occurs, the following shall apply: the Hours of Service which normally would have been credited but for the maternity or paternity absence (or 8 Hours of Service per day if the Administrative Committee is unable to determine the Hours of service which normally would have been credited) shall be credited to the Plan Year in which such absence begins, if the Employee would incur a One Year Break in Service if the hours were not so credited; in all other cases the Hours of Service shall be credited to the following Plan Year. The total Hours of Service credited under a maternity or paternity absence shall not exceed 501 hours. A "maternity or paternity absence" is one in which the Employee is absent from work because of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) the caring for such child immediately following such birth or placement. As a condition of an Employee being credited with Hours of Service pursuant to this paragraph, the Administrative Committee can require that the Employee timely furnish such information as is reasonably necessary to establish that the absence from work was for a cause stated in subparagraphs (i)-(iv) and the number of days attributable to such cause.

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2.25     Participant

         A "Participant" shall refer to every Employee or former
Employee who has met the applicable Participation requirements of Article III.

2.26     Participant Deferral Account

         The "Participant Deferral Account" is the separate account, if applicable, maintained for each Participant to which Elective Deferrals are allocated.

2 . 27   Plan

         "Plan" refers to the Railroad Savings Bank, F.S.B.
401(k) Savings and Profit-Sharing Plan and Trust Agreement.

2.28     Plan Administrator

         The "Plan Administrator" shall be the Employer, unless a different person is designated Plan Administrator in a resolution adopted by the board of directors of the Employer, and such person accepts the designation in writing.

2.29     Plan Year

         A "Plan Year" is the period from the first day of January to the last day of December, annually.

2.30     Retirement

         "Retirement" refers to the termination of employment of an Employee who has attained at least the Normal Retirement Age. The Employee may work beyond Normal Retirement Age, in which case Employer contributions and Forfeitures shall continue to be allocated to the Employer Account of the Employee.

2.30A    Rollover Contribution

         "Rollover Contribution" means:

         (a) amounts transferred to this Plan directly from another qualified corporate plan;

         (b) lump sum distributions received by an Employee from another qualified plan which are eligible for tax-free rollover treatment and which are transferred by the Employee to this Plan within sixty (60) days following receipt thereof;

         (c) amounts transferred to this Plan from a conduit individual retirement account, provided that such account has no assets other than assets which were previously distributed to the Employee by another qualified plan; and further provided that such amounts met the applicable requirements of IRC Section 408 (d) (3) for rollover treatment on transfer to the conduit individual retirement account; and

         (d) amounts distributed to an Employee from a conduit individual retirement account meeting the requirements of subparagraph (c) above which are transferred by the Employee to this Plan within sixty (60) days of his or her receipt from such account.

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2.30B    Social Security Retirement Age

         "Social Security Retirement Age" means the age used as the retirement age under section 216 (1) of the Social Security Act, which is presently age 65 for a person born before 1939, age 66 for a person born between 1939 and 1954, and age 67 for a person born after 1954.

2.31     Termination Date

         The "Termination Date" shall be the date on which the earliest of the following events occurs: (a) a Participant's retirement, (b) a Participant's termination of employment as a result of Total and Permanent Disability, (c) a Participant's death, or (d) a Participant's termination of employment for any other reason.

2.32     Total and Permanent Disability

         "Total and Permanent Disability" shall refer to the Participant suffering from a physical or mental condition as determined by the Administrative Committee, based upon appropriate medical reports and examinations, may be expected to result in death or be of long and indefinite duration and which renders the Participant incapable of performing any gainful activity for purposes of IRC Section 72(m)(7).

2.33     Total Service for Vesting

         "Total Service for Vesting" shall mean the sum of each separate Year of Service for Vesting credited to the Participant; however, if the Participant incurs at least 5 consecutive One Year Breaks in Service, his or her Years of Service for Vesting rendered after such break in service shall only be counted for purposes of determining vested benefits accruing after such break in service, not for determining vested benefits accruing before such break.

         If, at any time when the Participant is zero percent vested as to his or her Employer Account, the Participant incurs a One Year Break in Service or two or more consecutive One Year Breaks in Service, and the number of such One Year Breaks in service equals or exceeds his or her Years of Service for Vesting rendered prior to such break in service, then Total Service for Vesting shall not include any Years of Service for Vesting occurring prior to such break in service.

2.34     Trust

         "Trust" means the Trust created under the Plan.

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2.35     Trust Fund

         The "Trust Fund" consists of the Employer and Participant contributions held by the Plan and any income or appreciation thereon.

2.36     Year of Service for Accrual of Benefits

         A "Year of Service for Accrual of Benefits" means a Plan Year during which the Employee had not less than 1,000 Hours of Service as a Participant. If the Participant entered the Plan other than on the first day of the Plan Year, all Hours of Service rendered by the Participant during that Plan Year, whether or not rendered as a Participant, shall be treated as if they were Hours of Service as a Participant.

2.37     Year of Service for Vesting

         A "Year of Service for Vesting" shall mean a Plan Year during which the Employee had not less than 1,000 Hours of Service which occurs after the Employee has attained the age of 18.

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                      ARTICLE III
              ELIGIBILITY TO PARTICIPATE

3.1      Initial Entry

         All Employees as of October 1, 1991 shall be immediately eligible to participate in the Plan as of the Plan Effective Date or their first date of employment, whichever is later. Thereafter, Employees shall be eligible to participate in the Plan as of the Entry Date on, or after, completion of six
(6) months of employment with the Employer (regardless of the number of Hours of Service the Employee performs in such six-month period).

         Notwithstanding the preceding paragraph of this Section
3. 1, an individual shall not be eligible to participate in the Plan during any time period for which the Employee is included in a unit of the employees covered by a collective bargaining agreement between employee representatives and one or more employers, if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the employer; an individual shall not be eligible to participate in the Plan during any time period for which the Employee is a nonresident alien who receives no earned income (within the meaning of IRC Section 911(b)) from the Employer which constitutes income from sources within the United States (within the meaning of IRC Section 861(a)(3)).

3.2      Resumption of Participation

         If a Participant incurs at least a One Year Break in Service, active participation in the Plan shall be suspended until the Employee completes six (6) months of employment with the Employer (regardless of the number of Hours of Service the Employee performs in such six-month period) following such One Year Break in Service. Following such One Year Break in service and upon then completing a Year of Service for Participation, measured from the Employee's re-employment commencement date, the Participant will be readmitted to active participation in the Plan retroactive to the beginning of such Year of Service for Participation.

3.3      Rule for Former Employees of RSL Mortgage Corp.

         Each Employee who was a participant in the RSL Mortgage Corp. 401(k) Savings and Profit-Sharing Plan (the "RSL Plan") on September 30, 1994 shall become a Participant in this Plan as of October 1, 1994, and the accrued benefits of each such Participant under the RSL Plan as of September 30, 1994, shall be credited to the applicable Employer Account, Employer Matching Account, and Participant Deferral Account created for each such Participant as of October 1, 1994. Each employee of RSL Mortgage Corp. on September 30, 1994 who had not become a participant in the RSL Plan on or before said date shall be eligible to participate in the Plan as of the Entry Date on or after completion of a total of six (6) months of employment with the Employer. For purposes of determining an Employee's service for eligibility purposes hereunder and for determining the Employee's Hours of Service, Years of Service for Accrual of Benefits, and Years of Service for Vesting, employment with RSL Mortgage Corp. shall be treated as employment by the Employer.

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                          ARTICLE IV
              CONTRIBUTIONS TO THE TRUST

4.1      Deferral Contributions by Participants

         Effective October 1, 1991, for a period of 30 days prior to each January 1, April 1, July 1 and October 1 of each Plan Year, and for such other periods as it may establish in a nondiscriminatory manner, the Administrative Committee will permit each Participant (including Employees who are expected to be Participants during the following Plan Year) to elect to defer between 1% and 15% of the Employee's Compensation in increments of 1%. Such deferred amount will be contributed to the Plan and allocated to the Participant Deferral Account. No Participant shall be required to make a deferral.

         A Participant who has received a hardship distribution pursuant to Section 7.1A shall not be permitted to make an Elective Deferral for a 12 month period following the date of receipt of the hardship distribution, nor may the Employee make Elective Deferral Contributions for the taxable year immediately following the taxable year of the hardship distribution in excess of the limit provided under Section 402 (g) (5) of the IRC (adjusted for the cost of living, which in 1991 is $8,475) for such next taxable year less the amount of such Participant's Elective Deferral contribution for the taxable year of the hardship distribution.

4.lA     Matching Contributions

         Forfeitures made available pursuant to Section 7.2 shall be allocated first to restore forfeitures pursuant to
Section 7.11, then utilized to reduce the Employer's contribution pursuant to this Section 4.1A, and finally to be applied as Employer Contributions pursuant to Section 4.2, if any forfeitures remain available for allocation.

4.2      Employer Contributions to Participants

         Subject to the rights of the Employer under Article XI, the Employer may within its sole discretion make a contribution to the Trust from its Net Profits beginning with the first Plan Year ending on or after the effective date of the Plan. The amount of the contribution shall be discretionary with the Employer and shall be paid to the Trustee on or before the time required by law for filing the Employer's federal income tax return (including extensions) for the year with respect to which the contribution is made. However, no Employer contributions may be made in any Plan Year to the extent that they would not be deductible.

         All contributions by the Employer for any Plan Year, and all Forfeitures not previously allocated pursuant to Section 4.1A, if any, during such year, shall be allocated as of the last day of such year to the Employer Account of each eligible Participant who has a Year of Service consisting of at least 1,000 Hours of Service for Accrual of Benefits purposes for the Plan Year, in the same proportion that each such Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

4.2A     Annual Limitation on Participant Deferral Contributions

         (a) No Participant shall be permitted to make deferral contributions under this Plan during any calendar year in excess of $7,000 (including any other elective deferrals within the meaning of IRC Section 402 (g) (3) in the case of all other plans, contracts, or arrangements of the Employer), adjusted in the manner described in IRC Section 402(g)(5) for the calendar year.

         (b) Notwithstanding any other provision of the Plan, Excess Deferral Amounts and income allocable thereto shall be distributed no later than each April 15th to Participants who claim such Excess Deferral Amounts for the preceding calendar year. A distribution pursuant to this Subsection 4.2A(b) of Excess Deferral Amounts and

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
income, gains and losses allocable thereto shall be made without regard to any consent otherwise required under Section 7.3 or any other provision of the Plan. A distribution pursuant to this Subsection 4.2A(b) of Excess Deferral Amounts and income, gains and losses allocable thereto shall not be treated as a distribution for purposes of determining whether the distribution required by Section 7.3(b)--(f) is satisfied. Any distribution under this Subsection 4.2A(b) of less than the entire Excess Deferral Amount and income, gains and losses allocable thereto shall be treated as a pro rata distribution of Excess Deferral Amounts and income, gains and losses allocable thereto. In no case may an Employee receive from the Plan as a corrective distribution for a taxable year under this Subsection 4.2A(b) an amount in excess of the individuals total deferral contributions under the Plan for the taxable year.

         (c) "Excess Deferral Amount" shall mean the amount of deferral contributions for a calendar year which exceeds the limitation described in Subsection 4.2A(a) and which, in the event the Participant has made elective deferrals (as defined in IRC Section 402 (g) (3) ) under another plan, the Participant allocates to this Plan pursuant to the procedure set forth in Subsection (d) below.

         (d) The Participant's claim made pursuant to Subsection 4.2A(b) shall be in writing; shall be submitted to the Administrative Committee no later than March 1 with respect to the preceding calendar year; shall specify the Participant's Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in IRC Sections 401(k), 408(k), or 403(b), exceeds the limit imposed on the Participant by IRC
Section 402(g) for the calendar year in which the deferral occurred.

         (e)  Income, Gains and Losses Allocable to Excess
Deferrals.

              (1) The Excess Deferral Amount distributed to a Participant with respect to a calendar year shall be adjusted for income, gains and losses. The income, gains and losses allocable to the Excess Deferral Amount is equal to the sum of the allocable gain or loss for the taxable year of the individual as described in Subsection (e) (2) below and the allocable gain or loss for the period between the end of the taxable year and the date of distribution as described in Subsection (e)(3) below.

              (2) The gain or loss allocable to the Excess Deferral Amount for the taxable year of the individual is determined by multiplying the income for the taxable year of the individual allocable to deferral contributions by a fraction. The numerator of the fraction is the Excess Deferral Amount made by the Employee for the taxable year. The denominator of the fraction is equal to the sum of:

                   (i)  the total Account Balance of the
Employee attributable to deferral contributions as of the end of the taxable year, and amounts treated as deferral contributions as of the beginning of the taxable year; plus

                   (ii) The Participant's deferral contributions for the taxable year and for the period described in Section
4.2A(e)(3).

              (3) The gain or loss allocable to the Excess Deferral Amount for the period between the end of the taxable year and the date of distribution is equal to 10% of the income allocable to the Excess Deferral Amount for the taxable year (as calculated under Subsection (e) (2) above) multiplied by the number of calendar months that have elapsed since the end of the taxable year. For purposes of determining the number of calendar months that have elapsed, a distribution occurring an or before the 15th day of the month will be treated as having been made on the last day of the preceding month, and a distribution occurring after such 15th day will be treated as having been made on the lst day of the next month.

         (f)  The Excess Deferral Amount which may be
distributed under Subsection 4.2A(b) with respect to an Employee for a taxable year shall be reduced by any Excess Contributions previously distributed with respect to such Employee for the Plan Year beginning with or within such taxable year. In the event of a reduction under this

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
Subsection 4.2A(f), the amount of Excess Contributions included in the gross income of the Employee and reported by the Employer as a distribution of Excess Contributions shall be reduced by the amount of the reduction under this Subsection 4.2A(f).

4.2B     Average Actual Deferral Percentage Limitation

         (a)  The Average Actual Deferral Percentage for
Eligible Employees who are Highly Compensated Employees may not exceed the greater of:

              (1) the Average Actual Deferral Percentage for all Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25, or

              (2) the Average Actual Deferral Percentage for all Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 2.0, but not more than 2 percentage points in excess of the Average Actual Deferral Percentage of Eligible Employees who are Non-Highly Compensated Employees.

         If any Highly Compensated Employee is eligible to make deferral contributions, to make after-tax contributions or to receive Employer matching contributions, the disparities between the Average Actual Deferral Percentages of the respective groups shall be reduced as described in Section 4.2D.

         (b) Should neither limitation (1) nor (2) in Subsection 4.2B(a) be met with respect to a Plan Year, the Employee Benefits Committee, subject to applicable law and regulations, may cause Excess Contributions and income allowable thereto to be distributed no later than 2-1/2 months following the end of any Plan Year to Participants on whose behalf such Excess Contributions were made for the preceding Plan Year.

         A distribution of Excess Contributions and income, gains and losses allocable thereto shall be made without regard to any consent otherwise required under Section 7.03 or any other provision of the Plan. A distribution pursuant to Subsection 4.2B(b) (2) of Excess Contributions and income, gains and losses allocable thereto shall not be treated as a distribution for purposes of determining whether the distribution required by Section 7.03 is satisfied. Any distribution under Subsection 4.2B(b)(2) of less than the entire Excess Contribution and income, gains and losses allocable thereto shall be treated as a pro rata distribution of Excess Contributions and income, gains and losses allocable thereto.
In no event shall Excess Contributions for a Plan Year remain unallocated or be allocated to a suspense account for allocation to one or more employees in any future Plan Year.

         (c) The Actual Deferral Percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year who is eligible to have deferral contributions allocated to the Employee's account under two or more plans or arrangements described in IRC Section 401 (k) that are maintained by the Employer or an Affiliated Employer shall be determined as if all such deferral contributions were made under a single arrangement.

         (d) For purposes of determining the Actual Deferral Percentage of a Participant who is a Highly Compensated Employee, the deferral contributions and Compensation of such Participant shall include the deferral contributions and Compensation of Family Participants, and such Family Participants shall be disregarded in determining the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees.

         (e) For purposes of this Plan, "Excess Contributions" shall mean, with respect to a Plan Year, the excess of the deferral contributions made on behalf of eligible Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Subsection 4.2B(a). The amount of Excess Contributions for a Highly Compensated Employee for a Plan Year is to be determined under the following method, under which the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage is reduced to the extent required to equal the lesser of the amount which:

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
              (1)   enables the Plan to satisfy the Average
Actual Deferral Percentage described in Subsection 4.2B(a), or

              (2)  causes such Highly Compensated Employee's
Actual Deferral Percentage to equal the percentage of the Highly
Compensated Employee with the next highest Actual Deferral
Percentage.

         This reduction process shall be repeated until the Plan satisfies the Average Actual Deferral Percentage described in Subsection 4.2B(a). For each Highly Compensated Employee, the amount of Excess Contributions is equal to the deferral contribution made on behalf of the Employee (determined prior to the application of this Subsection 4.2B(e)) minus the amount determined by multiplying the Employee's Actual Deferral Percentage (determined after application of this Subsection 4.2B(e)) by the Employee's Compensation used in determining such percentage. In no case shall the amount of Excess Contributions for a Plan Year with respect to any Highly Compensated Employee exceed the amount of Deferral Contributions made on behalf of such Highly Compensated Employee for such Plan Year.

         (f) The income, gains and losses allocable to Excess Contributions for purposes of Subsection 4.2B(b) is equal to the sum of the allocable gain or loss for the Plan Year described in Subsection (f) (1) below, and the allocable gain or loss for the period between the end of the Plan Year and the date of distribution described in paragraph (f)(2) below.

              (1)  The gain or loss allocable to Excess
Contributions for the Plan Year is determined by multiplying the income for the Plan Year allocable to deferral contributions by a fraction. The numerator of the fraction is the Excess
Contribution by the Employee for the Plan Year. The denominator of the fraction is equal to the sum of:

                   (i)  the total account balance of the
Employee attributable to deferral contributions as of the end of the Plan Year, and amounts treated as deferral contributions as of the beginning of the Plan Year; plus

                   (ii) the Participant's deferral contributions and amounts treated as deferral contributions for the Plan Year and for the period described in Section 4.2B(f) (2).


              (2)  The gain or loss allocable to Excess
Contributions for the period between the end of the Plan Year and the distribution date is equal to 10% of the income allocable to Excess Contributions for the Plan Year (as calculated under Subsection 4.2B(f) (1) above) multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of determining the number of calendar months that have elapsed, a distribution occurring on or before the 15th day of the month will be treated as having been made on the last day of the preceding month, and a distribution occurring after such 15th day will be treated as having been made on the first day of the next month.

         (g)  Coordination of Excess Contributions with
Distribution of Excess Deferrals.

              (1) The amount of Excess Contributions to be distributed under Subsection 4.2B(b) with respect to a Highly Compensated Employee for a Plan Year shall be reduced by any Excess Deferral Amount previously distributed in accordance with Subsection 4.2A(b) to such Participant for the Participant's taxable year ending with or within such Plan Year.

              (2)  The Excess Deferral Amount that may be
distributed under Subsection 4.2A(b) with respect to an Employee for a taxable year shall be reduced by any Excess Contributions previously distributed with respect to such Employee for the Plan Year beginning with or within such taxable year. In the event of a reduction under this paragraph (g) (2) , the amount of Excess Contributions included in the gross income of the Employee and the amount of Excess Contributions reported by the Employer as includable in the gross income of the Employee shall be reduced

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
by the amount of the reduction under this paragraph (g)(2).

         (h) The determination and correction of the Excess Contributions of a Highly Compensated Employee where the Highly Compensated Employee is subjected to the family aggregation rules of IRC Section 414 (q) (6), the combined Actual Deferral Percentage for the group of Family Members (which will be treated as one Highly Compensated Employee) is calculated by reducing the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage by the same amounts determined under Section 4.2B(e), and allocating the Excess Contributions for the Family Member group among the Family Members in proportion to the Deferral Contribution of each Family Member that is combined to determine the Highly Compensated Employee's Actual Deferral Percentage.

4.2C     Average Contribution Percentage Limitation

         (a)  The Average Contribution Percentage for Eligible
Employees who are Highly Compensated Employees may not exceed the greater of:

              (1)  the Average Contribution Percentage for all
Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25, or

              (2) the Average Contribution Percentage for all Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 2.0, but not more than 2 percentage points in excess of the Average Contribution Percentage for Eligible Employees who are Non-Highly Compensated Employees.

         If any Highly Compensated Employee is eligible to make deferral contributions, to make after-tax contributions or to receive Employer matching contributions, the disparities between the Average Contribution Percentages of the respective groups will be reduced in accordance with Section 4.2D.

         (b) The Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to make after-tax contributions or to receive Employer matching contributions allocated to his or her account under two or more plans to which contributions to which IRC Section 401(m) applies that are maintained by the Employer or an Affiliated Employer shall be determined as if all such after-tax contributions and Employer matching contributions were made under a single plan for purposes of this Section 4.2C.

         (c) In the event this Plan satisfies the requirements of IRC Section 410 (b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of IRC Section 410 (b) only if aggregated with this Plan, then this
Section 4.2C shall be applied by determining the Contribution Percentage of Eligible Employees as if all such plans were a single plan.

         (d) For purposes of determining the Contribution Percentage of an Eligible Employee who is a Highly Compensated Employee, the after-tax contributions, Employer matching contributions and Earnings of such Eligible Employee shall include the after-tax contributions, Employer matching contributions and Earnings of Family Members, and such Family Members shall be disregarded in determining the Contribution Percentage for Eligible Employees who are Non-Highly Compensated Employees.

         (e) Excess Aggregate Contributions and income allocable thereto shall be forfeited, if otherwise forfeitable under the terms of this Plan, or if not forfeitable, shall be distributed no later than 2 months after the first day of each Plan Year to Members to whose Accounts' Excess Aggregate Contributions were allocated for the preceding Plan Year and who were Highly Compensated Employees for such preceding Plan Year. A distribution of Excess Aggregate Contributions and income, gains and losses allocable thereto shall be made without regard to any consent otherwise required under Section 7.2 or 7.3 or any other provision of the Plan. A distribution pursuant to this Subsection 4.2C(e) of Excess Aggregate Contributions and income, gains and losses allocable thereto shall not be treated as a distribution

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
for purposes of determining whether the distributions required by Subsections 7.3(b), (c), (d) and (e) are satisfied.

         (f) For purposes of this Plan, "Excess Aggregate Contributions" shall mean, with respect to a Plan Year, the excess of the aggregate amount of the after-tax contributions plus Employer matching contributions actually made on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Subsection 4.2C (a) . The amount of Excess Aggregate Contributions for a Highly Compensated Employee for a Plan Year is to be determined under the following method, under which the Contribution Percentage of the Highly Compensated Employee with the highest Contribution Percentage is reduced to the extent required to equal the lesser of the amount which:

              (1)  enables the Plan to satisfy the Average
Contribution Percentage test described in Subsection 4.2C(a), or

              (2)  causes such  Highly Compensated Employee's
Contribution Percentage to equal the percentage of the Highly
Compensated Employee with the next highest Contribution
Percentage.

              This reduction process must be repeated until the Plan satisfies the Average Contribution Percentage described in Subsection 4.2C (a). For each Highly Compensated Employee, the amount of Excess Aggregate Contributions is equal to the total after-tax contributions and Employer matching contributions determined prior to the application of this Subsection 4.2C(f) minus the amount determined by multiplying the Employee's Contribution Percentage determined after application of this Subsection 4.2C(f) by the Employee's Earnings used in determining such percentage. In no case shall the amount of Excess Aggregate Contributions with respect to any Highly Compensated Employee exceed the amount of after-tax contributions and Employer matching contributions made on behalf of such Highly Compensated Employee for such Plan Year.

         (g) The income, gains and losses allocable to Excess Aggregate Contributions is equal to the sum of the allocable gain or loss for the Plan Year described in Subparagraph 4.2C(g)
(1) below and the allocable gain or loss for the period between the end of the Plan Year and the date of distribution described in Subparagraph 4.2C(g)(2) below.

              (1)  The gain or loss allocable to Excess
Aggregate Contributions for the Plan Year is determined by multiplying the income for the Plan Year allocable to After-Tax Member Contributions and Employer matching contributions, by a fraction. The numerator of the fraction is the amount of Excess Aggregate Contributions made on behalf of the Employee for the Plan Year. The denominator of the fraction is equal to the sum of:

                   (i)  the total amount account balance of the
Employee attributable to the Employee and matching contributions, and amounts treated as matching contributions as of the beginning of the Plan Year; plus

                   (ii) the Employee and matching contributions, and amounts treated as matching contributions for the Plan Year and for the period described in Section 4.2C(g) (2).

              (2) The gain or loss allocable for the period between the end of the Plan Year and the distribution is equal to l% of the income or loss allocable to Excess Aggregate Contributions for the Plan Year (as calculated under Subparagraph 4.2C(g)(1)) multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of determining the number of calendar months that have elapsed, a distribution occurring on or before the 15th day of the month will be treated as having been made on the last day of the preceding month, and a distribution occurring after such 15th day will be treated as having been made on the first day of the next month.

         (h) The determination and correction of Excess Aggregate Contributions of a Highly Compensated Employee where the Highly Compensated Employee is subject to the family aggregation rules of IRC Section 414(q) (6), the combined Average Contribution Percentage for the group of Family Members (which will be treated as one Highly Compensated Employee) is calculated by reducing the Contribution Percentage of the Highly Compensated Employee

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

with the highest Contribution Percentage by the same amounts determined under Section 4.2C(f), and allocating the Excess Aggregate Contributions for the Family Member group among the Family Members in proportion to the Deferral Contributions and Matching Contributions of each Family Member that is combined to determine the Highly Compensated Employee's Contribution Percentage.

         (i)  Excess Aggregate Contributions shall be
distributed from the After Tax Member Contribution Account and forfeited if otherwise forfeitable under the terms of the Plan (or if not forfeitable, distributed) from the Employer Account of the Member in proportion to the after-tax contributions and Employer matching contributions for the Plan Year.

         (j) Amounts forfeited by Highly Compensated Employees under this Section 4.2C shall be treated as Annual Additions and applied to reduce subsequent Employer matching contributions to the Plan.

         (k) Notwithstanding the foregoing, no forfeitures arising under this Section 4.2C shall be allocated to the Account of any Highly Compensated Employee.

         (l) Nothing contained in this Article IV shall prevent the Administrative Committee from reducing the rate of after-tax contributions during the Plan Year for Highly Compensated
Employees in order to meet the test of Subsection 4.2C(a).

4.2D     Multiple Use of Alternative Limitation

         (a)  The Average Actual Deferral Percentage or Average
Contribution Percentage of Highly Compensated Employees shall be adjusted as described in Subsection 4.2D(b) below if all of the following conditions of this Subsection 4.2D(a) apply--

              (1) One or more Highly Compensated Employees of the Employer or an Affiliated Employer are eligible to participate both in an IRC 401(k) arrangement and in a plan maintained by the Employer or an Affiliated Employer subject to IRC Section 401(m);

              (2)  The sum of the Average Actual Deferral
Percentage of all Eligible Employees under the plans described in paragraph (1) who are Highly Compensated Employees and the Average Contribution Percentage of the entire group of Eligible Employees who are Highly Compensated Employees exceeds the Aggregate Limit described in Subsection 4.2D(e);

              (3) The Average Actual Deferral Percentage of the entire group of Eligible Employees who are Highly Compensated
Employees exceeds the amount described in Subsection 4.2D(a)(1);
and

              (4) The Average Contribution Percentage of the entire group of Eligible Employees who are Highly Compensated
Employees exceeds the amount described in Subsection 4.2C(a)(1).

         (b) The Administrative Committee shall elect to reduce either the Average Actual Deferral Percentage or the Average Contribution Percentage of the entire group of Eligible Employees who are Highly Compensated Employees in accordance with this Subsection 4.2D(b). The amount of the reduction to the Average Actual Deferral Percentage of the entire group of Eligible Employees who are Highly Compensated Employees shall, if elected, be calculated and accomplished in the manner described in Subsection 4.2B(e) or the amount of the reduction to the Average Contribution Percentage of the entire group of Eligible Employees who are Highly Compensated Employees shall, if elected, be calculated and accomplished in the manner described in Subsection 4.2C(f), so that in either case the Aggregate Limit described in Subsection 4.2D(e) shall not be exceeded. The Administrative Committee may elect to reduce the Actual Deferral Percentage or the Contribution Percentage either for all Highly Compensated Employees

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
under the Plan who are subject to reduction or for only those Highly Compensated Employees who are eligible in both the arrangements subject to IRC Section 401(k) and the plan subject to IRC Section 401(m).

         (c)  The required reduction described in Subsection
4.2D(b) shall be treated as an Excess Contribution or Excess
Aggregate Contribution under the Plan as the case may be.

         (d) For purposes of applying Subsection 4.2D(a), the Average Actual Deferral Percentage and Average Contribution Percentage of the group of Eligible Employees who are Highly Compensated Employees shall be determined after any corrective distribution of Excess Deferral Amounts pursuant to Subsection 4.2A(b) , Excess Contributions pursuant to Subparagraph 4.2B(b)
(2), or Excess Aggregate Contributions pursuant to Subsection 4.2C(e) and after any recharacterization of Excess Contributions pursuant to Subparagraph 4.2B(b)(1) required without regard to this Section 4.2D. Only plans and arrangements maintained by the same Employer or an Affiliated Company shall be taken into account under this Section 4.2D.

         (e)  For purposes of this Section 4.2D, the "Aggregate
Limit" shall mean the greater of (1) or (2) where--

              (1)  is the sum of:

                   (A)  125% of the greater of (i) the Average
Actual Deferral Percentage of the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year, or
(ii) the Average Contribution Percentage of the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year, and

                   (B) two percentage points plus the lesser of Subparagraphs 4.2D(e) (1) (i) or 4.2D(e) (1) (ii) above. In no event, however, shall the amount described in this Subparagraph 4.2D(e)(1)(B) exceed 200% of the lesser of Subparagraphs 4-2D(e)(1)(A)(i) or (ii) above; and

              (2)  is the sum of:

                   (A)  125% of the lesser of (i) the Average
Actual Deferral Percentage of the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year, or
(ii) the Average Contribution Percentage of the group of Eligible Employees who are Non-Highly Compensated Employees for the Plan Year, and

                   (B)  two percentage points plus the greater
of Subparagraphs 4.2D(e) (1) (i) or 4.2D(e) (1) (ii) above. In no event, however, shall the amount described in this Subparagraph 4.2D(e)(1)(B) exceed 200% of the lesser of Subparagraphs 4.2D(e)(1)(A)(i) or (ii) above.

4.3      Permissible Types of Employer Contributions

         Payments on account of the contributions due from the Employer for any year may be made in cash or in kind; except that assets may not be contributed if such contribution violates the prohibited transaction rules of IRC Section 4975, or the corresponding rules under ERISA Section 406, if applicable.

4.4      Loans to Participants

         (a)  Pursuant to a written loan program, the
Administrative Committee may authorize the Trustee to loan to any Participant an amount or amounts which, when added to the outstanding balance of all prior loans to the Participant under this Plan and all other plans maintained by the Employer, does not exceed the lesser of (i) $50,000 (reduced by the excess, if any, of (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date such loan is made over (B) the outstanding balance of loans from the Plan on the date on which such loan is made) or (ii) one-half of such Participant's vested Accrued Benefit. For purposes of the preceding sentence all qualified retirement plans maintained by the Employer shall be treated as included with this Plan for

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
purposes of the limitations relating to the dollar amounts of permissible loans and the length of time of repayment, except that only Accrued Benefits under this Plan shall be taken into account, in applying the limitations of (ii). A loan may not be made to an owner-employee or shareholder-employee, as defined in IRC Section 4975(d).

         (b) Loans may not be made to Participants who are highly compensated Employees, officers, or shareholders in percentage amounts greater than amounts made available to other Participants, and such loans must be made available to all Participants on a reasonably equivalent basis. However, loans will not be made in an amount less than $1,000. Any loans made must bear a reasonable rate of interest, considering all relevant factors, specifically including current bank interest rates, and must be adequately secured, as determined by the Administrative Committee. The Employer and Rollover Account of the borrower may be pledged as security for such loans. The loan shall repaid in substantially level amortization (with payments not less frequently than quarterly) over a term not to exceed five years. Notwithstanding the preceding sentence, the repayment of loans may be extended a reasonable time beyond five years if such loan is used to acquire, a dwelling unit which is to be used as a principal residence of the Participant. All costs and expenses in connection with obtaining the loans and perfecting the Plan's security interest therein, including but not limited to taxes, recording fees, filing fees and attorney's fees shall be prepaid by the Participant or shall be deducted from the total proceeds of the loan.

         (c) Any loan shall be allocated to the accounts of the Participant to whom the loan is made and repayment of principal and interest on the loan shall be allocated to such accounts in the proportion in which the funds were borrowed.

4.5      Rollover Contributions

         (a) Any Employee may make a Rollover Contribution to this Plan, subject to the consent of the Employer; provided, however, that the trust from which the funds are to be transferred must permit the transfer to be made, and provided, further, that, in the opinion of the Employer's legal counsel, such transfer will not jeopardize the tax exempt status of this Plan or Trust or create adverse tax consequences for the Employer. Rollover Contributions shall be made by delivery to the Trustee (or to the Employer for delivery to the Trustee) for deposit in the Trust. All Rollover Contributions must be in cash or property satisfactory to the Trustee, whose decision in this regard shall be final. The Trustee will not accept rollovers of accumulated deductible employee contributions from a Simplified Employee Pension Plan.

         (b) If the Administrative Committee accepts such transfer of funds, it shall allocate them to a separate or segregated account established for such purpose ("Rollover Account"). If the funds are allocated to a segregated account, they shall be invested separately and any appreciation, depreciation, gain, or loss with respect to such account, and any related expenses shall be allocated to such account; such funds shall be 100% vested.

         (c) Rollover Contributions shall not be considered to be Participant contributions for the purpose of calculating the limitations under Section 5.4.

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                       ARTICLE V
              ADMINISTRATION OF ACCOUNTS


5.1      Investments

         The amounts allocated to the Employer and Participant
Accounts shall be invested by the Trustee (except as provided in section 8.11) in accordance with Article VIII.

5.2      Invest in Single Fund and Reasonable Rules

         The Trustee may cause all contributions paid to it by the Employer and, if applicable the Participant, and the income therefrom, without distinction between principal and income, to be held and administered as a single fund, and the Trustee shall not be required to invest separately any share of any Participant except as provided in Sections 4.5 and 7.4 and 8.11. The Trustee may adopt reasonable rules for the administration of such common fund and for the determination of the proportionate interest of each Participant in the fund.

5.3      Valuation of Assets and Allocation of Changes

         The assets of the Trust Fund will be valued as of the close of the last day of each Plan Year at their fair market value and the Employer Account (or Employer Accounts if the Participant has Accrued Benefits for service incurred both prior and subsequent to a 5 consecutive Year Break in Service), including any Employer Account held in suspense, and, if applicable, the Participant Deferral Account of each Participant, shall be adjusted for any net appreciation or net depreciation in the assets of the Plan and any net income or net loss of the Trust for such year, with each account being credited or charged in the ratio that the amount of the account (as of the close of the last day of the Plan Year) bears to the total (as of the close of the last day of the Plan Year) of all remaining non-segregated accounts. For the purpose of such adjustment of accounts, any contribution made by the Employer with respect to that Plan Year or by the Employer during the Plan Year shall be considered as having been made immediately after such evaluation and adjustment. In making the adjustments required by this Section the cash value of any life insurance, and the value of any amounts segregated in accordance with Sections 4.5 and 7.4 and 8.11 shall not be considered in determining the amount of net appreciation, depreciation, gain or loss to be allocated to such account. The amount of any net appreciation, depreciation, gain or loss with respect to such cash value or segregated account shall be allocated to the individual account with respect to which it arose. In addition to the evaluations required by the first sentence of this
Section 5.3, the Trust Fund may be valued at such other times during the Plan Year as the Administrative Committee deems appropriate.

5.4      Limitations on Allocations to Each Participant

         (a)  Defined Contribution Plan Limitations

         Notwithstanding any other provision of this Plan the maximum annual addition for any Plan Year which can be made to any individual Participant's Employer and Participant accounts, taken together, is the lesser of $30,000 or 25 percent of the Participant's Compensation. For purposes of Subsections 5.4(a),
(b), and (c) the annual addition is the sum of the following amounts allocated to the accounts of the individual Participant for the Plan Year of the Trust (which shall be the limitation year for purposes of IRC Section 415, unless the Employer otherwise elects) under this and all other defined contribution type plans maintained by the Employer:

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
              (i)  Employer contributions;

              (ii) Forfeitures (if applicable);

              (iii)Participant contributions;

              (iv) Amounts allocated to an individual medical account (as defined in IRC Section 415 (1) (2)) that is part of a defined benefit plan maintained by the Employer; and

              (v) Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, that are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in IRC Section 419A (d) (3)) under a welfare benefit fund (as defined in IRC Section 419(e)) maintained by the Employer.

         If Subsections 5.4(a), (b), and (c) limit the total amount which can be allocated to the Employer Account, Employer Matching Account, and the Participant Deferral Account of any Participant for a Plan Year, the amount in excess of such limit shall be eliminated by reducing, to the extent necessary and in the sequence set forth herein:

         (i) the Employer contributions from Net Profits allocable to the Participant's Employer account in accordance with Article 4.2 hereof;

         (ii) those Elective Deferrals that were made during the Plan Year but did not result in a matching contribution by the Employer in accordance with Article 4.1A hereof;

         (iii)     a pro rata portion of (A) the Participant's
Elective Deferrals which result in matching contributions made by the Employer in accordance with Article 4.1A hereof and (B) such matching contributions made by the Employer.

         The reductions directed hereby shall be made: by holding Employer contributions in a suspense account to be allocated on the last day of each succeeding Plan Year until the funds in the suspense account have been completely reallocated, provided that no further Employer contributions may be made to the Plan until the suspense account has been completely reallocated; and by returning Elective Deferrals from the Participant Deferral Account to the Participant.

         Any reductions to a Participant's Deferral Account shall be appropriately adjusted for investment gains, losses or other income. No investment gains, losses, or other income shall be allocated to a suspense account created under this Article.

         For purposes of this section, effective January 1, 1998, "Compensation" includes any elective deferral (within the meaning of section 402(g)(3)) to section 401(k) plans and similar arrangements. For purposes of this section, Compensation for a Participant who is suffers from a Total and Permanent Disability is the compensation such Participant would have received for the Plan Year if the Participant had been paid at the rate of compensation paid immediately before suffering from such Total and Permanent Disability, with such imputed compensation being available to all Participants who suffer from a Total Permanent Disability for a fixed or determinable period and being nonforfeitable when made.

         (b)  Defined Benefit Plan Limitations

              As to any defined benefit plan maintained by the Employer for any Plan Year the annual benefit cannot exceed the lesser of:

              (i) $90,000 (or such other figure as determined in accordance with the cost of living adjustment procedure of IRC Section 415(d), but only for the year in which such adjustment is effective), or

              (ii) 100 percent of the Participant's average annual compensation for the Participant's three highest paid consecutive Plan Years; however, benefits of up to $10,000 a Plan Year can be paid without regard to the 100% limitation if the total retirement benefits payable to an Employee under all defined benefit plans (as defined in IRC Section 414(j)) maintained by the Employer for the present and any prior Plan Year do not exceed $10,000 and the Employer has not at any time maintained a defined contribution plan (as defined in IRC
Section 414(i)) in which the Employee was a Participant.

         If the Participant has less than ten years of participation in the Plan (as defined in IRC Section 415(b)(5)), the applicable limitation in Section (b) (i) of the preceding paragraph shall be reduced by multiplying such limitation by a fraction. The numerator of such fraction shall be the number of years, or part thereof, of participation in the defined benefit plan maintained by the Employer; the denominator shall be ten years.

         If the Participant has less than ten years of service as an employee (as defined in IRC Section 415(b) (5), the applicable limitation in subparagraph (b) (ii) of this Section shall be reduced by multiplying such limitation by a fraction. The numerator of such fraction shall be the number of years, or part thereof, of service with the Employer; the denominator shall be ten years.

         For purposes of this Subsection 5.4 (b) , the "annual benefit" means a benefit payable annually in the form of a straight life annuity with no ancillary or incidental benefits and with no Employee or Rollover Contributions. To the extent that ancillary benefits are provided, the limits set forth in Subparagraphs (a) and (b) of the first paragraph of this Section will be reduced actuarially, using an interest rate assumption equal to 5% to reflect such ancillary benefits.

         If distribution of retirement benefits begins before the Social Security Retirement Age, the $90,000 limitation as described in Subsection 5.4(b) shall be reduced actuarially on the following basis:

              (i) If the Social Security Retirement Age is 65 and distribution of benefits begins after the Participant has attained age 62 but before the Social Security Retirement Age, the reduction shall be 5/9 of 1% per month for each month by which the first distribution precedes the Social Security Retirement Age;

              (ii) If the Social Security Retirement Age exceeds
65 and the distribution of benefits begins after the Participant has attained age 62, the reduction shall be the sum of (A) and
(B), where

                   (A)   is 5/9 of 1% per month for each of the
first 36 months; and

                   (B)  is 5/12 of 1% per month for each
additional month (up to 24 months) by which benefits commence before the month of the Participant's Social Security Retirement
Age;

              (iii) If the distribution of benefits begins before the Participant has attained age 62, the limitation will be the actuarial equivalent of what it would have been if the first distribution had been made when the Participant had attained age 62; the assumed interest rate for such calculation shall be 5%.

         For purposes of this Subsection 5.4(b) the "average annual Compensation for a Participant's three highest paid consecutive years" shall mean the Participant's greatest aggregate Compensation during the period of three consecutive Plan Years in which the individual was an active Participant in the plan.

         (c)  Combination Defined Benefit and Defined
Contribution Plan Limitations

         If the Employer maintains one or more defined benefit plans in addition to this Plan (and any other defined contribution plans) the limitations of this Subsection 5.4(c) shall apply in addition to those of Subsections 5.4 (a) and 5.4
(b) . The limitation of this Subsection 5.4(c) is that the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year may not exceed 1.0.

         The "defined benefit plan fraction" is a fraction:

              (i)  The numerator of which is the projected
annual benefit of the Participant under the Plan, (determined as of the close of the Plan Year); and

              (ii) The denominator of which (determined as of the close of the Plan Year) is the lesser of (A) the maximum dollar limitation, for such year as stated in Paragraph 5. 4 (b)
(i), multiplied by 1.25, or (B) the percentage of compensation limitation which may be taken into account pursuant to Paragraph 5.4(b)(ii) multiplied by 1.4.

         The "defined contribution plan fraction" for any year is a fraction:

              (i) The numerator of which is the sum of the annual additions (as defined in IRC Section 4 15 (c) (2))to the Participant's account as of the close of the Plan Year; and

              (ii) The denominator of which is the sum, for all years of an Employee's service with the Employer, of the lesser for each year of (A) the maximum dollar limitation as stated in the first paragraph of Subsection 5.4(a) for such year multiplied by 1.25 or (B) the percentage of Compensation amount in effect as stated in the first paragraph of Subsection 5.4(a) for such year multiplied by 1.40.

5.5      Designation of Beneficiary

         Each Participant may designate from time to time in writing one or more Beneficiaries, who will receive the Participant's vested Accrued Benefit in the event of the Participant' s death. If the Participant dies without having made a Beneficiary designation, the Trustee shall distribute such benefits in the following order of priority to the deceased Participant s: (a) spouse, (b) lineal descendants, (c) parents, or (d) estate.

         However, in the event of the death of a married Participant, the surviving spouse must be the sole beneficiary unless the surviving spouse has consented in writing to a different election, has acknowledged the effect of such election, and the consent and acknowledgment are witnessed by a member of the Administrative Committee or a notary public. The consent of spouse shall not be necessary if it is established to the satisfaction of the Administrative Committee that there is no spouse, the spouse cannot reasonably be located, or for such other reasons as the regulations may prescribe. The consent of a spouse as reason for not requiring such consent shall be applicable only to that spouse. If the spouse of a Participant becomes locatable or if a Participant remarries, it shall be the duty of the Participant to bring that fact to the attention of the Administrative Committee. If the Participant so notifies the Administrative Committee, the Administrative Committee shall then, if applicable, proceed to make available to such spouse the consent of spouse procedures described in this Section.

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
                      ARTICLE VI
                        VESTING
6.1      Participant Deferral Account 100 Percent Vested

         The Accrued Benefit in the Participant Deferral Account and Rollover Account shall be 100 percent vested at all times.

6. 2     Employer Account Vesting on Death, Retirement, or Total
Permanent Disability

         If a Participant's employment is terminated for death, on or after Normal Retirement Age, or for Total and Permanent Disability, 100 percent of the Accrued Benefit in the Participant's Employer Account, shall vest in the Participant (or in his or her Beneficiary, as the case may be) and shall be distributed or set aside in accordance with the provisions of
Article VII.

6. 3     Employer Account and Employer Matching Account Vesting
on Termination

         If a Participant's employment is terminated except for death, Total and Permanent Disability, or on or after Normal Retirement Age the following percentages of the Accrued Benefit in the Employer Account and Employer Matching Account of the Participant shall vest in the Participant and shall be distributed to or set aside for the Participant in accordance with the provisions of Article VII:



Total Years of Service        Cumulative Vested percentage
    for Vesting                  of Employer Account
----------------------        ----------------------------

Less than 1                              0%
          1                             25%
          2                             50%
          3 or more                     100%

         The Accrued Benefit of a Participant which is not vested as above provided shall be retained by the Trustee for allocation as a Forfeiture, in accordance with the provisions of Sections 4.2 and 7.11.

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
                      ARTICLE VII

               DISTRIBUTION OF BENEFITS

7.1      Method of Distribution of Benefits

         The normal form of annuity payable under the plan shall be either a Qualified Joint and Survivor Annuity under section
7.14 of the Plan or a Qualified Pre-retirement Survivors Annuity under section 7.15 of the Plan; provided, however, that a Participant may waive the right to receive such an annuity and elect instead to receive any benefits payable under the Plan either in (i) a lump sum, (ii) installments over a period up to 10 years, (iii) any combination of (i) or (ii), or (iv) an annuity over the life of the Participant, over the life of the Participant and the Participant's designated beneficiary, or over a specified period of time not extending beyond the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary.

         With the approval of the Administrative Committee distributions may also be payable in the form of Hardship
Distributions or Loans.

7.lA     Hardship Distribution

         A Participant may apply in writing to the Administrative Committee for a hardship withdrawal of part or all of his or her Participant Deferral Account balance, excluding any earnings thereon after December 31, 1988. The Administrative Committee in its discretion and in accordance with the provisions of this Section 7.lA shall determine what portion or all of such vested Account Balance is necessary to alleviate the hardship. A distribution is on account of hardship only if the distribution both is made on account of an immediate and heavy financial need of the Participant as determined in accordance with Subsection (a) below and is necessary to satisfy such financial need as determined in accordance with Subsections (b) and (c) below. The determination by the Administrative Committee of the existence of an immediate and heavy financial need and of the amount necessary to meet the need shall be made in a nondiscriminatory and uniform manner. The determination of hardship by the Administrative Committee shall be final and binding.

         (a) The determination by the Administrative Committee of whether a Participant has an immediate and heavy financial need is to be made on the basis of all relevant facts and circumstances, and must be for one of the reasons specified in
(i) - (iv), below. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant. A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant if the distribution is on account of:

              (i)  medical expenses (deductible within the
meaning of IRC Section 213(d)) incurred by the Participant, the Participant's spouse, or any dependents of the Participant;

              (ii) the purchase (excluding mortgage payments) of a principal residence of a Participant;

              (iii) tuition and related educational fees for the next 12 months of post-secondary education for the Participant, or the Participant's spouse, children or dependents (as defined in IRC Section 152); or

              (iv) the need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the-mortgage of the Participant's principal residence.

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
         (b) A distribution will not be treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent the amount of the distribution is in excess of the amount required to relieve the financial need or to the extent such need may be satisfied from other sources that are reasonably available to the Participant. This determination by the Administrative Committee is to be made on the basis of all relevant facts and circumstances. A distribution generally may be treated as necessary to satisfy a financial need if the Administrative Committee reasonably relies upon the Participant's representation that the need cannot be relieved--

              (i) through reimbursement or compensation by insurance or otherwise,

              (ii) by reasonable liquidation of the
Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need,

             (iii) by cessation of Elective Deferrals under the Plan,

              (iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or

              (v)  by borrowing from commercial sources on
reasonable commercial terms.

         For purposes of this Subsection (b), the Participant's resources shall be deemed to include those assets of his or her spouse and minor children that are reasonably available to the Participant. Property owned by the Participant and the Participant's spouse, whether as community property, joint tenants, tenants by the entirety, or tenants in common, will be deemed a resource of the Participant. However, property held for the Participant's child under an irrevocable trust or under the Uniform Gifts to Minors Act will not be treated as a resource of the Participant.

         (c) A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

              (i) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant,

              (ii) the Participant has obtained all
distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer, and

             (iii) the Participant does not make an Elective Deferral for a 12 month period following the date of receipt of the hardship distribution, nor does the Participant make Deferral Contributions for the taxable year immediately following the taxable year of the hardship distribution in excess of the limit specified at Section 402(g) (5) of the IRC (adjusted for the cost of living) for such next taxable year less the amount of such Participant's Deferral Contribution for the taxable year of the hardship distribution.

7.2      Cash-out Distribution of Account

         Notwithstanding anything herein to the contrary, if a Participant's vested Accrued Benefit at the time of termination of employment (through severance, death, or Total and Permanent Disability) does not exceed $5,000, the entire amount of such Accrued Benefit shall be distributed in the form of a Cash-Out within 90 days after such termination of employment, or as soon as administratively feasible thereafter, and the non-vested portion will be treated as a forfeiture.

7.3      Time of Distribution

         (a) After the Participant has attained the Normal Retirement Age, has died, or has terminated employment, then the lump-sum payment shall be made no more than 90 days after the end of the Plan Year in which the event occurs; provided, however, unless the distribution is made in the form of a Cash-Out, the distributions shall be made no earlier than the time at which the Participant has incurred a One Year Break in Service or is 100 percent vested as

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
to his or her Employer Account. If the distribution is made prior to the time the Participant attains the later of age 62 or the Normal Retirement Age under the Plan, the Participant must consent to the distribution, unless it is in the form of an involuntary Cash-out. If the distribution is delayed until the Participant incurs a One Year Break in Service or is 100% vested, it shall be made within 90 days of the occurrence of such event. If the Participant is 0% vested in his or her Accrued Benefit, the account balance will be deemed to have been distributed in the form of a Cash-Out. However, in all events such distributions shall begin no later than 60 days after the end of the Plan Year in which occurs the latest of the following:

              (i) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age;

                   (ii) the fifth anniversary of the year in which the Participant commenced participation in the Plan;

              (iii)     the Termination Date.

         (b) The payment of a Participant's benefit will commence not later than April 1 of the calendar year following the later of the calendar year in which the Employee attains age 70-1/2 or the calendar year in which the Employee retires (or age 70-1/2 if the Participant so elects), provided that in the case of a Participant who is a Five-Percent Owner of the Employer, payment of the Participant's benefit will begin by April 1 of the calendar year following the calendar year in which he attains age 70-1/2. All required distributions shall be determined and made in accordance with the minimum distribution requirements of IRC Section 401(a) (9) and the regulations thereunder, including the minimum distribution incidental benefit rules found at Proposed Treasury
Regulation Section 1.401(a)(9)-2.

         (c) If the Participant dies after distributions have begun but before distribution of his or her entire Accrued Benefit, the remaining portion of his or her Accrued Benefit shall be distributed from the Plan at least as rapidly as under the method of distribution previously established for the Participant, if such method is irrevocable at the time of death.

         (d) If the Participant dies before distribution of his or her interest commences, then distributions of the Participant's remaining Accrued Benefit must be completed by the end of the fifth calendar year following the year of death. However, installment distributions to a designated Beneficiary which begin not later than the end of the calendar year following the death of the Participant shall be treated as complying with this 5 year distribution requirement (even though the installment payments are not completed within 5 years of the Participant's death) if the distributions are made at a rate which is not longer than that calculated (in the manner described in paragraph (c) of this Section) to provide payment of all the Participant's Accrued Benefit during the anticipated life expectancy of the designated Beneficiary. Provided that if the designated Beneficiary is the surviving spouse of the deceased Participant, the distributions can begin as long after the Participant's death as the date on which the deceased Participant would have attained the age of 70-1/2; if the surviving spouse dies before distributions to the surviving spouse have begun, the Plan may make distributions at such times as described in this Section as it would have if the surviving spouse had been a deceased Participant.

         (e) For purposes of this Section 7.3, any amount paid to a child of a Participant will be treated as if it had been paid to the surviving spouse of the Participant if such remaining amount becomes payable to the surviving spouse when the child reaches the age of majority.

         (f) Notwithstanding any provision to the contrary, a Participant who attains age 55 and completes 10 Years of Service may retire at such time (or, at his election, as of the first day of any month thereafter prior to his Normal Retirement Age) and shall thereupon be entitled to receive his Accrued Benefit, payable pursuant to the provisions of this Article.

7.4      Segregation if Installment Distribution

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         The Administrative Committee may determine that the
Employer and Employee Accounts of a Participant who is no longer an Employee shall be segregated and set aside, in which event the Administrative Committee shall direct the Trustee to segregate the vested portion (as defined in Article VI) of the entire balance of the Participant's Employer Account and Participant Deferral Account, if applicable, and to deposit such portion in a separate interest bearing account at a bank or savings and loan association, and said account shall cease to participate in the income or net loss or appreciation or depreciation of the Trust Fund, as of the beginning of the Plan Year in which such segregation occurs, and instead will be credited with the full amount of interest earned thereon.

7.5      Non-segregation if Installment Distribution

         In the event the Administrative Committee does not segregate (as provided in Section 7.4) the Employer Account and Participant Deferral Account, if applicable, of a Participant, said account shall continue to be treated, without interruption, in the same manner as when the Participant was an Employee, in which case the installment distributions shall be adjusted upward or downward to reflect appreciation or depreciation, or income or loss in the account balance.

7.6      Distribution After Death of Participant

         In the event of the death of a Participant after installment payments have begun, but prior to completion of such payments, the full amount of such unpaid benefits shall continue to be paid in the form of the previously established installments except that the Beneficiary may request that the remaining Accrued Benefit be paid in a lump sum.

         In the event of the death of the Participant prior to the start of any payments of his or her Accrued Benefit, distributions shall be made in the form and at the time or times selected by the Beneficiary pursuant to Sections 7.2 and 7.3.

7.7      Distribution After Death of Beneficiary

         In the event of the death of a Beneficiary (or a contingent Beneficiary, if applicable) prior to the completion of payment of benefits due the Beneficiary from the Plan, the full amount of such unpaid benefits shall at once vest in and become the property of the estate of said Beneficiary. In determining the amount of such unpaid benefits, no adjustment shall be made by reason of any net income, or net loss, of the Trust, or any net appreciation or net depreciation by the Trust's assets subsequent to the beginning of the Plan Year in which such final distribution occurs.

7.8      Rollover from Plan

         The Administrative Committee may, but only with the prior written consent of the Participant, transfer part or all of the funds credited to the Participant's Employer and Participant Deferral Accounts to a retirement plan, as described in IRC Section 401(a) or Section 403(a) as to which the individual is a Participant at the time of such distribution.

7.8A     Rollover from Plan After January 1, 1993

         (a) This Section 7.8A applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under Section 7.8, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (b)  Definitions under Section 7.8A.

              (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or

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any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a special period of ten years or more; any distribution to the extent such distribution is required under IRC Section 401(a) (9), and the portion of the distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

              (ii) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in IRC Section 408(a), an individual retirement annuity described in IRC Section 408(b), an annuity plan described in Section 403(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

              (iii) Distributee. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in IRC
Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

              (iv) Direct rollover. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

7.10  Unable to Locate Participant or Beneficiary

         If the Participant or Beneficiary to whom benefits are to be distributed cannot be located, and reasonable efforts have been made to find him or her, including the sending of notification by certified or registered mail to the last known address, the Administrative Committee may direct the Trustee to take any of the following actions:

         (i) Distribute the benefits in question to an interest bearing savings account established in the name of the Participant or Beneficiary; or, if the benefits are payable to a Participant (as reasonably determined by the Administrative Committee) the Administrative Committee may instruct the Trustee to distribute the funds to the Participant by placing them in a savings account in the Participant's name or by purchasing U.S. Savings Bonds in the Participant's name and holding them for the Participant;

         (ii) If the Administrative Committee has taken the reasonable efforts, as described in the preceding sentence, to locate the Participant, the Administrative Committee may allocate the Participant's Accrued Benefits to a segregated account in the manner described in Section 7.4, as if an installment distribution were being made; however, such funds shall be held in the segregated account for distribution to the Participant when located;

         (iii) The Participant's Accrued Benefits may be forfeited and reallocated pursuant to Sections 6.4, 4.lA and 4.2, in that order of priority; if the Participant subsequently returns, such Forfeiture shall be restored pursuant to Section
6.4 and the restoration shall be made first out of Forfeitures, if any, and then by additional Employer contributions.

         The participant's Accrued Benefits may be forfeited and reallocated pursuant to Sections 4.1A and 4.2, in that order of priority; if the Participant subsequently returns, such Forfeiture shall be restored pursuant to Section 7.11 and the restoration shall be made first out of Forfeitures, if any, and then by additional Employer contributions.

7.11     Repayment of Cash-Out

         If a participant receives a Cash-Out distribution from the Plan as a result of ceasing to be an Employee, and is less than 100 percent vested as to his or her Accrued Benefit at such time, the Participant shall have the right, to repay to the Plan the Cash-Out distribution received from it, prior to the sooner of (i) five years from the individual again becoming an Employee, or (ii) the completion of five consecutive One Year Breaks in Service following the date of distribution of the Cash-Out to the Participant. If the Participant makes such payment within the time specified in the preceding sentence, the Participant's forfeited amounts of his or her Accrued Benefit will be restored to the amount on the date of such Cash-Out distribution. If a Participant is deemed to receive a distribution pursuant to Section 7.3, and the Participant resumes employment covered under this Plan before the date the Participant incurs five consecutive One Year Breaks in Service, upon the reemployment of such Participant, the Participant's forfeited amounts of his or her Accrued Benefit will be restored to the amount on the date of such deemed distribution. The permissible sources of restoration of the forfeited portion of a Cash-Out distribution are: income or gains from Plan investments, Forfeitures and Employer contribution.

7.12     Qualified Domestic Relations Orders

         Notwithstanding any other provisions of Article VII, any Accrued Benefit of a Participant may be apportioned between the Participant and the alternate payee (as defined in IRC
Section 414 (p) (8)) either through separate Accounts or by providing the alternate payee a percentage of the Participant's Account. The Administrative Committee may direct distributions to an alternate payee pursuant to a qualified domestic relations order as defined in IRC Section 414 (p) (1) (A) prior to the date on which the Participant attains the earliest Retirement Age, provided that the Administrative Committee has properly notified the affected Participant and each alternate payee of the order and has determined that the order is a qualified domestic relations order as defined in IRC Section 414 (p) (1)
(A) . The alternate payee shall be paid his or her separate Account or his or her percentage of the Participant's Account, computed as of the valuation date described in Section 5.3, in a lump sum payment notwithstanding the value of such lump sum payment unless the domestic relations order specifies a different manner of payment permitted by the Plan; the alternate payee shall not be required to consent to such lump sum payment. The Administrative Committee shall adopt reasonable procedures to determine the qualified status of domestic relations orders and to administer the distributions thereunder. In no event will a domestic relations order which provides that a former spouse is to be treated as the current spouse of a Participant be considered a qualified domestic relations order under this Plan notwithstanding that such domestic relations order is a qualified domestic relations order as defined in IRC Section 414(p)(1)(A).

7.13     Distributions Attributable to Elective Deferrals

         In the event distributions attributable to Elective Deferrals are made, such distributions may not be distributed earlier than upon one of the following events: (i) the Participant's retirement, death, disability, or separation from service or (ii) the Participant's attainment of age 59-1/2 or the Participant's hardship. In the event such distribution is made in the form of a lump sum then such distributions may not be distributed earlier than upon one of the following events:
(i) the termination of the Plan without establishment or maintenance of another defined contribution plan (other than an ESOP or SEP); (ii) the sale or other disposition by the Employer to an unrelated corporation of substantially all of the assets used in the Employer's trade or business (or its interest in a subsidiary), but only with respect to Participants who continue employment with the acquiring corporation (or the subsidiary) and the acquiring corporation does not maintain the Plan after the disposition.

7.14    Joint and Survivor Annuity Option for Married
Participants.

         Notwithstanding anything in this Article VII to the contrary, the normal form of annuity payable to a married Participant shall be a Qualified Joint and Survivor Annuity.
The term "Qualified Joint and Survivor Annuity" shall mean an annuity for the life of the Participant and a survivor annuity for the life of his spouse which is not less than 50% of (and is not greater than 100% of) the amount of the annuity which is payable during the joint lives of the Participant and his spouse. Such annuity will be the amount of benefit which can be purchased with the Participant's total account balances under this Plan. A married Participant may waive the Qualified Joint and Survivor Annuity option in accordance with the provisions of this Section 7.14.

         (a) On or about the date nine months prior to each Participant's Normal Retirement Age, the Plan Administrator shall provide him with a written notice and explanation of the form of benefits under the Plan, including such information required under Section 401(a) (11) of the Code and the regulations thereunder, an explanation of the rights of a Participant's spouse, and notice of his right to elect to forego the normal form of annuity for married Participants. The Participant may exercise his right to elect an optional form of annuity in lieu of the normal form at any time during an election period specified below; provided, however, that such election (or any revocation of a previous election) shall be effective only if made in writing on a form provided by the Plan Administrator for that purpose, signed by the Participant and delivered to the Plan Administrator during the election period.

         (b) The election period shall commence on the date that the Plan Administrator is required to provide the Participant with notice of his right to make the election, as described above, and shall terminate on the date sixty (60) days prior to the commencement of his benefits, but in no event earlier than ninety (90) days after his receipt from the Plan Administrator of notice of this election. At any time before the end of the election period, the Participant may file a written request with the Plan Administrator for additional written explanations of the terms and conditions of the form of benefits which would result from his election of an optional form of annuity. If such additional information is requested, the foregoing election period shall terminate no earlier than the date sixty (60) days after such additional material is supplied to the Participant. In no event shall benefits commence to any Participant, without his consent, prior to the end of the election period described above. Subject to the provisions of this Section 7.14(b), the election of an optional form of annuity shall become effective at Normal Retirement
Age (regardless of whether the Participant continues in active employment after such date), and shall remain in full force and effect thereafter notwithstanding the reemployment or continued employment of the Participant after his Normal Retirement Age.

              (c)  Subject to the provisions of this Section
7.14 (b), the Participant may revoke any previous election under this Section and/or make a new election at any time during the election period; provided, however, that any election shall be subject to the notarized consent of the Participant's spouse.

7.15     Surviving Spouse's Benefit: Qualified Pre-retirement
         Survivors Annuity

         (a) Notwithstanding any provisions of this Plan to the contrary, the following rules shall apply with respect to benefits payable in the form of an annuity.

                   (1) If an actively employed Participant dies prior to his Normal Retirement Age, and (2) he has, at that time of his death, been married for at least 12 consecutive months to his then present spouse, then his surviving spouse shall be entitled to receive a death benefit in the form of a Qualified Pre-retirement Survivor Annuity. The Qualified Pre-retirement Survivor Annuity payable to the spouse shall be a survivor annuity for the life of the spouse under which payments to such spouse shall be equal to the amount which would have been payable to such spouse as a survivor annuity under Section 7.14, as though the Participant had attained the earliest retirement age under the Plan and been entitled to receive the benefit described at Section 7.14 on the date preceding the date of his death. The Qualified Pre-retirement Survivor Annuity shall be payable as a monthly benefit commencing on the first day of the month next following the Participant's death and continuing for the spouse's life. The Qualified Pre-retirement Survivor Annuity shall be actuarially adjusted to reflect early commencement of payments.

                   (2)  Notwithstanding the foregoing, a
surviving spouse's benefit shall not be payable under Section 7.15(a)(1) if the Participant has made a qualified election to waive such benefit. Such election must be made during, and may be revoked (and re-elected) during, the election period described below, and shall be automatically waived upon the death of the Participant's spouse prior to the death of the Participant. The election period shall begin on the first day of the Plan Year in which the Participant attains age 35 and shall end on the date of the Participant's death prior to the commencement of benefit payments to him under this Plan. If a Participant separates from Service prior to the first day of the Plan Year in which he attains age 35, the election period shall begin on the date of separation. The Plan Administrator shall provide each Participant within the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year in which the Participant attains age 35, a written explanation of the Qualified Pre-retirement Survivor Annuity. The written explanation shall include: (i) the terms and conditions of the Qualified Pre-retirement Survivor Annuity; (ii) the Participant's right to make, and the effect of, an election to waive the Qualified Pre-retirement Survivor Annuity; (iii) the rights of a Participant's spouse; and (iv) the right to make, and the effect of, a revocation of the previous election to waive the Qualified Pre-retirement Survivor Annuity.

         (b) If a married Participant (or a married Former Participant, if applicable) dies (1) while actively employed after his Normal Retirement Age, (2) after Retirement, but before his benefit commencement date, then, unless the Participant, pursuant to Section 7.14, has elected not to take the joint and survivor option, his surviving spouse shall be entitled to receive, in lieu of any other annuity under this Plan, a monthly benefit commencing on the first day of the month next following the Participant's death and continuing for the spouse's life, in an amount which is the actuarial equivalent of the benefit to which the Participant would have been entitled had he retired and had his benefits commenced on the day before his death.

         (c) A partial or a total cash-out under this Plan may not be made when the present value of the Qualified Joint and Survivor Annuity or Qualified Pre-retirement Survivors Annuity exceeds $5,000, unless the cash-out is consented to in writing by the Participant and his spouse, if any, or in the event that the participant predeceases his spouse, by the surviving spouse. A partial or total cash-out may not be made after the annuity starting date, where the present value of the Qualified Joint and Survivor Annuity or Qualified Pre-retirement Survivor Annuity does not exceed $5,000, unless the cash-out is consented to in writing by the Participant and Participant's spouse, if any, or in the event that the Participant predeceases his spouse, by the surviving spouse.

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                     ARTICLE VIII

           DUTIES AND AUTHORITY OF TRUSTEE

8.1      Receive Payments

         The Trustee shall receive from the Employer the payments made by it on account of its contributions under the Plan, and made by Participants, if any, but the Trustee shall have no duty to compute any amount due from the Employer or to collect the same.

8.2      Evaluate Assets

         The Trustee shall evaluate the assets of the Trust Fund as of the close of the last day of each Plan Year at their fair market value and the Administrative Committee or its agent will allocate the sums contributed by the Employer and by Participants, if any, plus the net income or minus the net loss of the Trust Fund and plus the net appreciation or minus the net depreciation in the trust assets to separate bookkeeping accounts in the names of the respective Participants under the Plan in accordance with the provisions of Article V. Notwithstanding the foregoing, the Administrative Committee may direct the Trustee to value the Trust Fund more frequently, as it shall deem appropriate.

8.3      Segregation of Accounts

         When directed in writing by the Administrative Committee, the Trustee shall segregate the accounts of terminated Participants in accordance with the provisions of Sections 7.4 or 7.5, and make payments out of the Trust Fund from time to time to the Participants or their Beneficiaries, such payments to be made in the manner and in the amounts as may be specified in the written instructions of the Administrative Committee.

8.4      Tax Returns and Reports

         If the Trustee is a corporate fiduciary, then such Trustee shall prepare or cause to have prepared and filed, all tax returns, reports, and related documents, except as otherwise specifically provided in this Plan or unless the Administrative Committee, in writing, relieves the Trustee of such obligation, in part or entirely, in which case the Administrative Committee, or the person or persons it designates, shall be responsible for filing the tax returns, reports, and related filings, as provided by the Administrative Committee. The Trustee shall be entitled to rely on the accuracy of any written statement from the Administrative Committee or from an officer of the Employer as to those matters provided in Article IX.

8.5      Powers

         The Trustee is authorized and empowered to:

         (a) Invest and reinvest the Trust Fund, without distinction between principal and income, in bank accounts, certificates of deposit, common stocks, preferred stocks, bonds, notes, debentures, mortgages, U.S. retirement plan bonds, and in other property, real or personal, so long as the incidents of ownership of such property are within the jurisdiction of the United States, and so long as such investments do not violate applicable law;

         (b) Sell, exchange, convey, transfer, or otherwise realize the value of any property held by it;

         (c) Convert any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any warrants, conversion privileges, subscription rights, or other options and to make any payment incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers to pay any assessments or charges

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
in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other properties held in the Trust Fund. The Trustee shall vote "Qualifying Employer Securities" as directed by the Administrative Committee which shall have the discretion, to be exercised on a uniform and nondiscriminatory basis, to permit Participants to direct such voting.

         (d) Make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any other instruments that may be necessary or appropriate to carry out the powers herein granted;

         (e) Register any investments held in the Trust Fund in its own name or in the name of a nominee or nominees and to hold any investment in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

         (f) Invest all or a part of the Trust Fund in deposits which bear a reasonable rate of interest in a bank or similar financial institution, even though such institution is a Trustee or other fiduciary, as defined in IRC Section 4975(e)(3);

         (g) Invest in a common or collective trust fund or pooled investment fund maintained by a bank or trust company or a pooled investment fund of an insurance company qualified to do business in the State of Kansas or elsewhere even though such bank, trust company or insurance company is a disqualified person, as defined in IRC Section 4975(e)(2);

         (h)  Make distributions to Participants or
Beneficiaries in cash, insurance policies or any other property;

         (i) Perform all such acts, although not specifically mentioned herein, as the Trustee may deem necessary to administer the Trust Fund and to carry out the purpose of the Trust; and

         (j) Loan to Participants such amounts as are permitted pursuant to Section 4.4, provided that no amount may be loaned to an owner-employee or shareholder-employee, as defined in IRC
Section 4975(d).

8.6      Expenses

         All brokerage costs, transfer taxes and similar expenses incurred in connection with the investment and reinvestment of the Trust Fund and all taxes of any kind whatsoever which may be levied or assessed under existing or future laws upon or in respect of the Trust Fund, and any interest which may be payable on money borrowed by the Trustee for the purpose of the Trust, shall be paid from the Trust Fund, and, until paid, shall constitute a charge upon the Trust Fund. All other administrative expenses incurred by the Trustee in the performance of its duties, including such compensation to the Trustee as may be agreed upon from time to time between the Employer and the Trustee (in accordance with the Trustee's standard schedule of fees in effect from time to time during the time it administers this Trust, if applicable) and all proper charges and disbursements of the Trustee, shall be paid by the Employer, but until paid shall constitute a charge upon the Trust Fund. If the Employer advises the Trustee in writing of its determination to make no further contribution to this Trust, the expenses of the Trustee shall thereafter be charged against and paid out of the Trust Fund and a lien for the payment thereof shall be impressed upon the assets of the Trust to be charged proportionately against the amount standing to the credit of each Participant. However, no person who is a disqualified person (as defined in IRC Section 4975(e)(2)) and who received full-time pay from the Employer, may receive compensation from the Trust, except for reimbursement of expenses properly and actually incurred.

         The Trustee may inspect the records of the Employer whenever such inspection may be reasonably necessary in order to determine any fact pertinent to the performance of its duties as the Trustee. The Trustee, however, shall not be required to make such inspection, but may, in good faith, rely on any statement of the Employer or any of its officers.

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
8.7      Litigation

         The Trustee shall not be required to participate in any litigation either for the collection of monies or other property due the Trust Fund, or in defense of any claim against the Trust Fund unless the Trustee shall have been indemnified to its satisfaction against all expenses and liability to which the Trustee might become subject.

8.8      Written Instructions

         When any act of the Trustee is based upon instructions of the Employer or the Administrative Committee, the Trustee may rely upon instructions in writing, signed by an officer of the Employer, or upon written instructions from the Administrative Committee, as appropriate.

8.9      Appointment of Investment Manager

         The Trustee, with the written concurrence of the Administrative Committee, may appoint an Investment Manager (as defined in ERISA Section 3 (38)) , who shall have responsibility for investment of the Trust Fund. The Investment Manager shall have the investment powers granted the Trustee in Section 8.5 except to the extent the Investment Manager' s powers are specifically limited by an agreement between the Trustee and Investment Manager.

8.10     Removal and Resignation of the Trustee

         The Employer may at any time remove any Trustee acting hereunder or appoint a corporation and/or an individual or individuals to be successor Trustee hereunder in the place of any removed or resigning Trustee. Any Trustee may at any time resign by giving written notice to the Employer, which resignation shall take effect on the date therein specified and which shall not be less than 30 days from the date of notice unless the Employer shall agree to an earlier date.

8.11     Directed Investment Account

         (a)  Notwithstanding Section 5.2 herein, all
Participants may direct the Trustee as to the investment of all or a portion of any one or more of their individual account balances. Participants may direct the Trustee in writing to invest their account in specific assets as permitted by the Administrative Committee provided such investments are in accordance with the Department of Labor regulations and are permitted by the Plan. That portion of the account of any Participant so directed will thereupon be considered a Directed Investment Account.

         (b) A separate Directed Investment Account shall be established for each Participant who has directed an investment. The Directed Investment Account shall not share in Trust Fund earnings, but it shall be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in market value during each Plan Year attributable to such account. Such Directed Investment Accounts may be valued more frequently if provided for by the Administrative Committee.

         (c) The Administrative Committee shall establish a procedure, to be applied in a uniform and nondiscriminatory manner, setting forth the permissible investment options under this Section, how often changes between investments may be made, and any other limitations that the Administrative Committee shall impose on a Participant's right to direct investments.

         (d)  Elective Deferral Contributions made pursuant to
Section 4.1, Rollover Contributions made pursuant to Section 4.5, Company Matching Contribution made pursuant to Section 4.1A and Employer Contributions made pursuant to Section 4.2 shall be permitted to be invested in "Qualifying Employer Securities" as such term is defined under ERISA, if so directed by the Participant and permitted pursuant to guidelines adopted by the Administrative Committee.

         Neither the Trustee nor the Administrative Committee
will be held liable for the Participant's investment choice, so long as the investment is made in accordance with this Section
8.11.
                           35
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
                      ARTICLE IX
   DUTIES AND AUTHORITY OF ADMINISTRATIVE COMMITTEE

9.1      Appointment

         This Plan shall be administered by an Administrative Committee, which shall consist of at least 2 but not more than 5 persons appointed by the board of directors of the Employer, who shall signify in writing their acceptance of such appointment. Any member of the Administrative Committee may resign upon giving written notice to the board of directors of the Employer. Each appointee shall hold office at the pleasure of the board of directors. Members of the board of directors of the Employer may be appointed members of the Administrative Committee. Vacancies arising in the Administrative Committee from death, resignation, removal or otherwise, shall be filled by the board of directors, but the Administrative Committee may act notwithstanding the existence of vacancies so long as there is at least one member of the Administrative Committee.

         At any time the board of directors of the Employer may adopt a resolution abolishing the Administrative Committee and assigning all of the duties of the Administrative Committee to the Trustee; such resolution shall be effective as soon as it is communicated in writing to both the Administrative Committee and Trustee, or at any such subsequent effective date as is provided in the resolution. Whenever such a resolution is effective as to the Plan, the term "Trustee" shall be deemed to replace the term "Administrative Committee." Such a resolution may be rescinded by the board of directors and shall be effective as soon as it is communicated in writing to the Trustee, or shall be effective at such later date as is provided in the resolution.

9.2      No Discrimination

         The Administrative Committee shall not take any action nor direct the Trustee to take any action that would result in benefitting one Participant or group of Participants at the expense of another, or discriminating between Participants similarly situated, or applying different rules to substantially similar sets of facts.

9.3      Majority Action

         The Administrative Committee shall act by a majority (or by all members if there be only one or two members) of the number of members constituting the Administrative Committee at the time of such action, and such action may be taken either by vote at a meeting or in writing without a meeting.

9.4      Powers

         Except as otherwise provided in the Plan, the Administrative Committee shall have control of the administration of the Plan, with all powers necessary to enable it to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Administrative Committee shall have power to amend the Plan, to interpret or construe the Plan and to determine all questions that may arise hereunder as to the status and rights of Participants and others hereunder. The Administrative Committee may inspect the records of the Employer or Trustee whenever such inspection may be reasonably necessary in order to determine any fact pertinent to the performance of the duties of the Administrative Committee. The Administrative Committee, however, shall not be required to make such inspection, but may, in good faith, rely on any statement of the Trustee or Employer or any of its officers or employees.

9.5      Filing Reports

         The Administrative Committee shall furnish, or shall see that the Employer furnishes, a summary of this Plan to all Employees, as required by applicable Federal law. The Administrative Committee shall furnish to the Trustee the names of all Employees who become eligible as Participants, and the Administrative Committee shall notify each

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Employee of his or her eligibility.

9.6      Records and Information

         The Administrative Committee shall keep a complete record of all its proceedings and all data necessary for the administration of the Plan.

9.7      Information to Participants

         The Administrative Committee shall direct the maintenance of separate accounts of the Participants. It shall give each Participant, at least once every year, information as to the balance of his or her Employer Account and Participant
Deferral Account, if applicable.

9.8      Compensation of Members

         The members of the Administrative Committee shall serve without compensation for their services as such, but shall be reimbursed by the Employer for all-necessary expenses incurred in the discharge of their duties. If the Employer advises the Administrative Committee in writing of its determination to make no further contributions to the Plan, the expenses of the Administrative Committee shall thereafter be charged against and paid out of the Trust Fund and a lien for the payment thereof shall be impressed upon the assets of the Trust to be charged proportionately against the amount standing to the credit of each Participant.

9.9      Review of Participant's Claims

         In case the claim of any Participant or Beneficiary for benefits under the Plan is denied, the Administrative Committee shall provide adequate notice in writing to such claimant, setting forth the specific reasons for such denial. The notice shall be written in a manner calculated to be understood by the claimant. The Administrative Committee shall afford a Participant or Beneficiary, whose claim for benefits has been denied, 60 days from the date notice of such denial is delivered or mailed in which to appeal the decision in writing to the Administrative Committee. If the Participant or Beneficiary appeals the decision in writing within 60 days, the Administrative Committee shall review the written comments and any submissions of the Participant or Beneficiary and render its decision regarding the appeal, all within 60 days of such appeal.

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
                       ARTICLE X

          MODIFICATIONS FOR TOP HEAVY PLANS

10.1     Application of Article

         The provisions in this Article X shall take precedence over any other provisions in the Plan with which they conflict.

10.2     Definitions

         (a) Top Heavy Plans. This Plan shall constitute a Top Heavy Plan for a Plan Year if, as of the last day of the preceding Plan Year, (or in the case of the Plan Year in which occurs the effective date of this Plan, the last day of such Plan Year) (i) the aggregate of the Employer and Participant Deferral Accounts of Key Employees exceeds 60% of the aggregate of the Employer and Participant Deferral Accounts of all Employees under the Plan all valued as of the last day of the preceding Plan Year (or in the case of the Plan Year in which occurs the effective date of this Plan, the last day of such Plan Year) , or (ii) if the Plan is part of a Top Heavy Group.

         (b) Top Heavy Group. This Plan shall be deemed to be a part of a Top Heavy Group if the plans which make up the group of which this Plan is considered a part are such that, when aggregated, the sum of (i) the present value of the cumulative accrued benefits of Key Employees under all defined benefit plans in the group and (ii) the cumulative accrued benefits in the plan accounts of Key Employees under all defined contribution plans in the group, exceeds 60% of the sum of such amounts for all employees who participate in the plans of such group. The group of plans of which this Plan shall be considered a part includes: (i) all plans of the Employer in which a Key Employee participates; (ii) all plans which enable a plan in which a Key Employee participates to meet the qualification requirements of IRC Section 401 (a) (4) or IRC
Section 410; and, (iii) all plans which the Employer, in its discretion, decides to include, provided that the inclusion of such plan or plans would not prevent the group of plans from meeting the qualification requirements of IRC Section 401(a) (4) and IRC Section 410.

         (c) Key Employee. "Key Employee" means an Employee or former Employee (or his or her Beneficiaries) who, at any time during the Plan Year or any of the preceding four Plan Years, is any of the following:

              (i)  An officer of the Employer if such
individual's annual Compensation exceeded 50% of the dollar limitation under IRC Section 415(b)(1)(A).

              (ii) one of the ten Employees owning (or considered as owning within the meaning of IRC Section 318) the largest interests in the Employer if such individuals
Compensation exceeded 100% of the dollar limitation under IRC
Section 415(c)(1)(A).

              (iii) A "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of IRC Section 318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer.

              (iv) A "one percent owner" of the Employer receiving annual Compensation from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of IRC Section 318) more than 1% of the outstanding stock of the Employer or stock possessing more than 1% of the total combined voting power of all stock of the Employer.

         In determining percentage ownership hereunder, employers that would otherwise be aggregated under IRC Section
414(b), (c), (m) and (o) shall be treated as separate employers.
However, in determining whether an individual receives compensation of more than $150,000 compensation from each employer required to be aggregated under IRC

Section 414 (b), (c) and (m) shall be taken into account.

         (d) Amounts Included for Computation Purposes. In determining, for the purposes of this Section 10.2, the amount an Employee's accrued benefits and account balances, there shall included therein the present value of all distributions made within a five year period ending on the date such determination is made, including distributions from terminated plans required to be considered pursuant to Section 10.2(b). Furthermore, the accrued benefits and account balances of any Employee who is not a Key Employee for the Plan Year in question, but was a Key Employee in any previous Plan Year, shall not be taken into consideration in making any of the computations required in this
Section 10.2. The accrued benefit of any individual who has not performed any service for the Employer within the five year period ending on the date such determination is made shall not be taken into account for purposes of Section 10.2. Except to the extent provided in regulations of the Secretary of the Treasury, any rollover contributions (or similar transfers) made to the Plan after December 31, 1983 shall not be taken into consideration in making any of the computations required by this
Section 10.2.

         (e) Non-Key Employee. A "Non-Key Employee" shall mean any Employee who is not a Key Employee.

         (f) Solely for the purpose of determining if the Plan, or any other plan included in a Top Heavy Group of which this Plan is a part, is top-heavy, the accrued benefit of a Participant other than a Key Employee shall be determined under
(i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or by other members of an affiliated service group (under IRC Section 414
(m)), a controlled group of corporations (under IRC Section 414
(b)), a group of trades or businesses under common control (under IRC Section 414(c)) of which the Employer is a member and any other entity required to be aggregated with the Employer pursuant to regulations under IRC Section 414(o), or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of IRC Section 411(b)(1)(C).

10.3     Top-Heavy Vesting

         For any Plan Year in which this Plan is deemed to be a Top Heavy Plan, the vesting schedule contained in Section 6.3 shall remain in force.

10.4     Minimum Contributions

         For any Plan Year in which this Plan is determined to be a Top Heavy Plan, either (i) a minimum Employer contribution shall be made, pursuant to this Plan or another defined contribution plan maintained by the Employer, to the account of each non-Key Employee (except those who are separated from service with the Employer at the end of the Plan Year), or (ii) a minimum non-integrated benefit must be provided to each non-Key Employee (except those who are separated from service with the Employer at the end of the Plan Year), pursuant to a defined benefit plan maintained by the Employer.

         For the purposes of the first sentence of this Section
10. 4, the minimum Employer contribution provided to each non-Key Employee (except those who are separated from service with the Employer at the end of the Plan Year) shall be equal to 3% of such non-Key Employee's Compensation. If, however, the Employer contribution, under this and any other defined contribution plan required to be included in the Top Heavy Group and maintained bythe Employer, for any Key Employee for such Plan Year is less than 3% of such Key Employee's total Compensation not in excess of $200,000 (for Plan Years beginning before 1989), then, the Employer contribution to each Participant (except those who are separated from service with the Employer at the end of the Plan Year) shall equal the amount which results from multiplying such Participant's Compensation times the highest contribution rate of any Key Employee covered by the Plan and shall include amounts elected to be deferred by the Key Employee pursuant to an IRC Section 401(k) provision.

         For the purposes of the first sentence of this Section
10.4, the minimum non-integrated benefit provided by

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
the Employer to each non-Key Employee (except those who are separated from service with the Employer at the end of the Plan
Year) is an amount, which when expressed as an annual retirement benefit, shall be no less than 2% of such non-Key Employee's average annual Compensation for his or her 5 highest consecutive years of service, multiplied by the Employee's years of service with the Employer, not to exceed 10 years. For the purposes of the preceding sentence, years of service with the Employer shall not include years of service completed during any Plan Year which begins before January 1, 1984, or years of service completed during a Plan Year for which the Plan is not a Top Heavy Plan. For the purposes of this Section 10.4, the minimum benefit provided above shall be computed in the form of a single life annuity, with no ancillary benefits, beginning at Normal Retirement Age.

         For the purposes of this Article X, "Compensation" shall have the same meaning as it does throughout the Plan; provided that it shall include such additional compensation as is required to meet the requirements of IRC Section 415(c)(3).

10.5     Limitation on Compensation Taken into Account Under
         Plan

         For any Plan Year prior to Plan Years beginning before January 1, 1989, in which this Plan is deemed to be a Top Heavy
Plan the definition of Compensation contained in Section 2.7 shall exclude amounts in excess of $200,000.

10.6     Modification of Defined Benefit and Defined
         Contribution Plan Fraction

         For any Plan Year in which the Plan is deemed to be a Top Heavy Plan, the denominators of the defined benefit plan fraction and the defined contribution plan fraction contained in
Section 5.4(c) (if such Section is included in this Plan) shall be deemed to be modified by substituting 1.0 for 1.25. Notwithstanding the above, if this Plan would not be deemed to be a Top Heavy Plan if 90% were substituted for 60% in Section
10.2 and if the Employer provides benefits and/or makes contributions to the Employer Accounts of non-Key Employees who participate in defined benefit and/or defined contribution plans maintained by the Employer, in amounts at least equal to that which would be required by Section 10.4 after substituting 4% for 3% in the second paragraph thereof, and by substituting 3% for 2% in the third paragraph thereof, then the reduction in the defined benefit plan fraction and the defined contribution plan fraction as set forth in the preceding sentence, shall not be made.

                      ARTICLE XI

               AMENDMENT AND TERMINATION

11.1     Rights to Suspend or Terminate Plan

         It is the present intention of the Employer to maintain this Plan throughout its corporate existence. Nevertheless, the Employer reserves the right, at any time, to discontinue or terminate the Plan, to terminate the Employer's liability to make further contributions to this Plan, to suspend contributions for a fixed or indeterminate period of time. In any event, the liability of the Employer to make contributions to this Plan shall automatically terminate upon its legal dissolution or termination, upon its adjudication as a bankrupt, upon the making of a general assignment for the benefit of creditors, or upon its merger or consolidation with any other corporation or corporations.

11.2     Successor Corporation

         In the event of the termination of the liability of the Employer to make further contributions to this Plan, the Employer's liability may be assumed by any other corporation or organization which employs a substantial number of the Participants of this Plan. Such assumption of liability shall be expressed in an agreement between such other corporation or organization and the Trustee under which such other corporation or organization assumes the liabilities of this Trust with respect to the Participants employed by it.

11.3     Amendment

         To provide for contingencies which may require the clarification, modification, or amendment of this Plan, the Employer reserves the right to amend this Plan at any time. The Employer, however, shall not have the right to amend this Plan in any way which would deprive any Participant of the right to receive his or her Accrued Benefits under the Plan, or which would alter the basic purpose of the Plan, or which would give the Employer any rights in the Trust Fund, or with respect to
Article III, and to Sections 4.1, 4.1A and 4.2, more than once every six months (other than to comport with changes in the Code, ERISA, or the rules and regulations thereunder).

         Each Participant having at least three Years of Service for Vesting at the time of the adoption of any amendment changing any vesting schedule under the Plan, or prior to the end of the election period set forth by this paragraph, shall have the right to elect at any time, but no later than 60 days after the later of (a) the date the amendment is adopted, (b) the date on which the amendment is effective or (c) the date on which the Participant is given written notice of the amendment, to have his or her vested percentage computed under the Plan without regard to such amendment.

11.4     100% Vesting on Termination of Plan

         Upon termination or partial termination of the Plan and Trust by formal action of the Employer or for any other reason, or if Employer contributions to the Plan and Trust are permanently discontinued for any reason, there shall be vested 100 percent in each Participant directly affected by such action the amount allocated to the accounts of each such Participant, and payment to such Participant shall be made in cash as soon as practicable after liquidation of the assets of the Trust.

11.5     Plan Merger or Consolidation

         In the case of any merger or consolidation with, or transfer of any assets or liabilities to, any other plan, each Participant in this Plan must be entitled to receive (if the surviving plan is then terminated) a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had terminated).

                      ARTICLE XII

                     MISCELLANEOUS

12.1     Laws of Nebraska to Apply

         This Plan shall be construed according to the laws of the State of Nebraska, to the extent Federal laws do not control.

12.2     Participant Cannot Transfer or Assign Benefits

         None of the benefits, payments, proceeds, claims, or rights of any Participant hereunder shall be subject to any claim of any creditor of the Participant, nor shall any Participant have any right to transfer, assign, encumber, or otherwise alienate, any of the benefits or proceeds which he or she may expect to receive, contingently or otherwise under this Plan, except as specifically permitted in Section 4.4.

         Notwithstanding any other provisions of this Section 12.2, the Trustee may make distributions pursuant to a qualified domestic relations order (as defined in IRC Section 414(p)), provided that the Plan Administrator has properly notified the Participant and any alternate payee of the order and has determined that the order is a qualified domestic relations order. The Plan Administrator shall adopt reasonable procedures to determine the qualified status of such orders and to administer distributions thereunder. Notwithstanding any restrictions on the time of distribution which would otherwise apply under this Plan, distributions with respect to a qualified domestic relations order may be made at any time required by the order.

12.3     Right to Perform Alternative Acts

         In the event it becomes impossible for the Employer, the Administrative Committee or the Trustee to perform any act required by this Plan, then the Employer, the Administrative Committee or the Trustee may perform such alternative act which most clearly carries out the intent and purpose of this Plan.
 .
12.4     Reversion of Contributions Under Certain Circumstances

         If this Plan shall not be initially approved and qualified by the Internal Revenue Service as meeting the requirements of IRC Section 401 and IRC Section 501, the Employer may, at its election, either (a) cause the Trustee to return to the Employer any amounts previously contributed by the Employer to the Trust and the Participants, if any amounts have been contributed by them, and immediately terminate the Plan or
(b) effect such amendments to the Plan as are necessary to obtain the approval and qualification of the Plan by the Internal Revenue Service.

         All contributions made pursuant to Article IV are conditioned on deductibility of such contributions under IRC
Section 404. To the extent that the deduction under IRC Section 404 for any year is disallowed, the contribution shall be returned to the Employer within one year after disallowance of the deduction.

         If a contribution is made by an Employer by a mistake of fact, the contribution may be returned to the Employer within one year after the payment of the contribution.

         Notwithstanding the above, earnings attributable to amounts described in paragraphs two and three of this Section
12.4 shall not be returned to the Employer; losses attributable to such amounts shall reduce the amount returned.

12.5     Plan Administrator Agent for Service of Process

         The Plan Administrator is designated agent to receive service of legal process on behalf of the Plan.

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
12.6     Filing Tax Returns and Reports

         If the Trustee is not a corporate fiduciary, the Plan Administrator shall prepare, or cause to have prepared, all tax returns, reports, and related documents, except as otherwise specifically provided in this Plan or unless the Administrative Committee provides to the contrary in the manner prescribed in
Section 8.4.

12.7     Indemnification

         The Employer agrees to indemnify all Directors, Officers and Employees, who serve as members of the Administrative Committee or who serve as Trustee, against all liability arising in connection with their duties under the Plan, except that this indemnification shall not include acts of embezzlement, or diversion of Trust Funds by the Director, Officer or Employee, nor shall it include acts of gross negligence.

12.8     Number and Gender

         When appropriate the singular as used in this Plan shall include the plural and vice versa; and the masculine shall include the feminine.



         IN WITNESS WHEREOF, the parties have executed this agreement this 31st day of December, 1991.

EMPLOYER



By ____________________           ATTEST:  ________________




TRUSTEES



_______________________________


_______________________________


_______________________________